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                                                                     Exhibit 2.1

                              AMENDED AND RESTATED

                               PURCHASE AGREEMENT

                                  by and among

                               TMP WORLDWIDE INC.,

                          HIGHLAND SEARCH GROUP L.L.C.

                                       and

                 THE INDIVIDUALS SET FORTH ON SCHEDULE A HERETO



                          Dated as of October 20, 1999

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                     AMENDED AND RESTATED PURCHASE AGREEMENT


                  THIS AMENDED AND RESTATED PURCHASE AGREEMENT (this "Agreement") is made as of this 20th day of October, 1999, by and among TMP Worldwide Inc., a Delaware corporation ("Buyer"), Highland Search Group L.L.C., a Delaware limited liability company (the "Company"), and the holders of membership interests in the Company set forth on SCHEDULE A attached hereto (collectively referred to herein as the "Owners" and individually as an "Owner").

                  WHEREAS, each Owner owns the membership interests in the Company (the "Membership Interests") set forth opposite such Owner's name on SCHEDULE A hereto;

                  WHEREAS, the Membership Interests held by the Owners collectively constitute 100% of the issued and outstanding membership interests in the Company;

                  WHEREAS, the Owners desire to sell the Membership Interests to Buyer, and Buyer desires to purchase the Membership Interests from the Owners, upon the terms and conditions set forth herein; and

                  WHEREAS, for accounting purposes, it is intended that the transaction shall be accounted for as a pooling of interests; and

                  WHEREAS, the parties wish to set forth certain other agreements among them.

                  NOW THEREFORE, in consideration of the mutual covenants of the parties set forth in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


                                    ARTICLE I
                    PURCHASE AND SALE OF MEMBERSHIP INTERESTS

                  1.1 MEMBERSHIP INTERESTS. On the terms and subject to the conditions set forth in this Agreement, at the Closing (as defined in SECTION
7.1 below) and upon the basis of the representations, warranties, covenants and agreements contained herein, the Owners shall sell, convey, transfer and deliver to Buyer, and Buyer shall purchase from the Owners, the Membership Interests in consideration for the issuance to the Owners of an aggregate of that number of unregistered shares of TMP Common Stock (as defined below) obtained by dividing $41,946,000 by $59.98 (the average of the closing sale price per share of TMP Common Stock as reported by the Nasdaq National Market for the 20 consecutive trading day period preceding the third business day prior to the date hereof (such average being hereinafter referred to as the "Stated Price")), subject to adjustments as set forth in SECTION 2.2(B) below (collectively, the "Purchase Price"). As used herein,

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the term "TMP Common Stock" means shares of common stock, $.001 par value per share, of Buyer. Buyer shall not be required to issue fractional shares of TMP Common Stock, and any resulting fractional shares shall be ignored. The shares of TMP Common Stock issuable hereunder in exchange for the Membership Interests are sometimes collectively referred to as the "TMP Shares" and individually as a "TMP Share."


                                   ARTICLE II
                               MANNER OF EXCHANGE

                  2.1 EXCHANGE OF INTERESTS. At the Closing, the Owners shall deliver to Buyer all right, title and interest in and to the Membership Interests, as evidenced by all assignment and transfer documents reasonably requested by Buyer, and Buyer shall purchase and accept such Membership Interests from the Owners and deliver to each Owner one or more certificates representing the number of shares of TMP Common Stock due to such Owner issued in the name of such Owner.

                  2.2      ADJUSTMENT.

                  (a) Notwithstanding anything to the contrary contained herein, as soon as practicable and in any event no later than thirty days after the Closing, the Owners shall deliver to Buyer unaudited balance sheet and statements of income and cash flows for the Company as of and for the period January 1, 1999 through the day immediately preceding the Closing Date (collectively, the "Closing Date Financials"). The Closing Date Financials shall be prepared in accordance with generally accepted accounting principles and on the same basis as the Company's other financial statements set forth on SCHEDULE
3.8 hereto, and include all normal and recurring adjustments necessary for a fair presentation of the information set forth therein. As soon as is reasonably practicable, but in any event within forty-five days following the Closing Date, Buyer shall complete a review of the Closing Date Financials and shall inform the Owners in writing that the Closing Date Financials are acceptable or object to the Closing Date Financials in writing, setting forth a specific description of Buyer's objections. If Buyer does not so object to the Closing Date Financials, then Buyer will be deemed to have accepted the Closing Date Financials. If Buyer so objects to the Closing Date Financials and the Owners do not agree with Buyer's objections or such objections are not resolved on a mutually agreeable basis within 15 days of the Owners' receipt of Buyer's objections, any such disagreements shall be promptly submitted by either party to a mutually agreeable independent certified accounting firm (the "Independent Firm"). The Independent Firm shall resolve such dispute within 30 days after submission of the dispute by the parties. The decision of the Independent Firm shall be final and binding upon the Owners and Buyer and its fees, costs and expenses shall be borne by the party against which the Independent Firm shall rule or proportioned as deemed appropriate by such Independent Firm.

                  (b) The Purchase Price shall be adjusted upward, on a dollar-for-dollar basis, by the amount that Equity (as defined below) is greater than negative $4,500,000, as shown on the


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balance sheet included in the Closing Date Financials (the "Closing Balance
Sheet"), as finally determined, or downward, on a dollar-for-dollar basis, by the amount that Equity is less than negative $4,500,000, as shown on the Closing Balance Sheet as finally determined. "Equity" is defined as total assets minus total liabilities, calculated using generally accepted accounting principles, consistently applied. To the extent that the accrual for the reserve for bad debts set forth on the Closing Balance Sheet exceeds $300,000, such excess over $300,000 shall be excluded for purposes of calculating Equity under this SECTION
2.2. In the event of an upward adjustment in the Purchase Price, Buyer shall deliver to the Owners within 10 business days of the acceptance of the Closing Balance Sheet as finally determined one or more certificates representing additional whole shares of TMP Common Stock having a value equal to the amount of such upward adjustment divided by the Stated Price. In the event of a downward adjustment in the Purchase Price, the Owners, in their sole discretion, shall deliver to Buyer within 10 business days of the acceptance of the Closing Balance Sheet as finally determined either (i) cash in the amount of such downward adjustment or (ii) one or more certificates representing whole shares of TMP Common Stock, along with executed stock powers, having a value equal to the amount of such downward adjustment (based upon the Stated Price), or (iii) any combination thereof.


                                   ARTICLE III
                REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND
                                   THE OWNERS

                  As an inducement to Buyer to enter into and perform its obligations under this Agreement, the Company and the Owners, jointly and severally, represent and warrant to Buyer as follows (except with respect to SECTIONS 3.2(B), 3.5 OR 3.32, which representations and warranties are made severally by each Owner):

                  3.1 ORGANIZATION AND GOOD STANDING. The Company is a limited liability company duly formed, validly existing and in good standing under the laws of the state of Delaware and has full power and authority to conduct its business as it is now being conducted and to own, operate or lease the properties and assets it currently owns, operates or holds under lease. The Company is duly licensed and qualified to do business and is in good standing as a foreign limited liability company in each other jurisdiction set forth on
SCHEDULE 3.1 hereto, which are all jurisdictions where the character of its business or the nature of its properties or assets makes such qualification or licensing necessary, except for those jurisdictions where the failure to be so qualified, licensed or in good standing would not individually or in the aggregate have a Material Adverse Effect (as defined in SECTION 10.9 below) on the Company.

                  3.2 POWER AND AUTHORIZATION.

                  (a) The Company has full power and authority to execute and deliver this Agreement and any agreement, document, certificate or instrument being delivered pursuant to or in connection with the transactions contemplated by this Agreement (collectively the "Transaction


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Documents") to which it is or will be a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. This Agreement and the Transaction Documents to which it is or will be a party have been or will be duly executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as the enforceability thereof may be limited by (i) applicable bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or similar laws in effect which affect the enforcement of creditors' rights generally or (ii) general principles of equity, whether considered in a proceeding at law or in equity.

                  (b) Each Owner has full power and authority to execute and deliver this Agreement and each of the other Transaction Documents to which it is or will be a party, and to perform his or her obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Transaction Documents, and the performance by the Company of its obligations hereunder and thereunder, and the consummation of the transactions contemplated hereunder and thereunder, have been or will be duly authorized by the Company and by the Owners. This Agreement and the Transaction Documents to which they are or will be a party have been or will be duly executed and delivered by the Owners, as applicable, and constitute the legal, valid and binding obligations of the Owners, enforceable against the Owners in accordance with their respective terms, except as the enforceability thereof may be limited by (i) applicable bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or similar laws in effect which affect the enforcement of creditors' rights generally or (ii) general principles of equity, whether considered in a proceeding at law or in equity.

                  3.3 SUBSIDIARIES. Except as set forth on SCHEDULE 3.3, the Company does not own or control (directly or indirectly), or own or hold any right to acquire, any stock, partnership interest, joint venture interest, equity participation or other security or interest in any other entity, corporation, partnership, trust or any other business association.

                  3.4 ORGANIZATIONAL DOCUMENTS. The copies of the certificate of formation and limited liability company agreement of the Company, each as heretofore amended, which have been delivered to Buyer, are true, complete and correct. SCHEDULE 3.4 contains a true and complete list of all members and managers of the Company.

                  3.5 OWNERSHIP OF THE COMPANY. All of the Membership Interests of the Company are owned of record and beneficially by the Owners, free and clear of any and all Liens. The designations, powers, preferences, rights, qualifications, limitations and restrictions in respect of the Company's membership interests are as set forth in the certificate of formation of the Company or its limited liability company agreement, in each case, as amended to the date hereof, and all such designations, powers, preferences, rights, qualifications, limitations and restrictions are valid, binding and enforceable and in accordance with all applicable laws, except as the enforceability thereof may be limited by (i) applicable bankruptcy, insolvency, moratorium,


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reorganization, fraudulent conveyance or similar laws in effect which affect the enforcement of creditors' rights generally or (ii) general principles of equity, whether considered in a proceeding at law or in equity. All of the Membership Interests of the Company have been duly authorized and validly issued, are fully paid and non-assessable, and were issued in compliance with all applicable federal and state securities laws. None of the Membership Interests of the Company have been issued in violation of any pre-emptive rights, rights of first refusal or similar rights. No contract, commitment or undertaking of any kind has been made for the issuance of additional membership interests or other securities of the Company, nor is there in effect or outstanding any subscription, option, warrant or other right to acquire any such membership interests or other instruments convertible into or exchangeable for such membership interests. There are no voting trust agreements or other contracts, agreements or arrangements restricting or otherwise relating to voting, dividend or other rights with respect to the Company's membership interests. Upon delivery of the Membership Interests to Buyer pursuant to the provisions of this Agreement, Buyer will acquire good, valid and marketable title to the Membership Interests, free and clear of any and all Liens. All transfer taxes imposed by law in connection with the sale, transfer and delivery of the Membership Interests to Buyer have been or will be paid by the Owners.

                  3.6 NO VIOLATION. The execution, delivery and performance by the Company and the Owners of this Agreement and the applicable Transaction Documents and the consummation of the transactions contemplated herein and therein do not and will not:

                           (a) conflict with, result in the breach,
modification, termination or violation of, or loss of any benefit under, constitute a default under, accelerate the performance required by, result in or give rise to a right to amend or modify the terms of, result in the creation of any Lien (other than Permitted Liens (as defined in SECTION 10.9 below)) upon any assets or properties, or in any manner release any party thereto from any obligation under, any mortgage, note, bond, indenture, contract, agreement, lease, license or other instrument or obligation of any kind or nature by which the Company or the Owners, or any of their respective properties or assets, may be bound or affected;

                           (b) conflict with, violate or result in any loss of
benefit under, any Permit, concession, franchise, order, judgment, writ, injunction, regulation, statute or decree applicable to the Company or the Owners; or

                           (c) conflict with or violate any provision of the
certificate of formation, as heretofore amended, limited liability company agreement or other organizational documents of the Company;

except in the case of clause (a) or (b) above, for such that are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on the Company or the transactions contemplated hereby or by the Transaction Documents.


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                  3.7 NO CONSENT REQUIRED. Except as set forth on SCHEDULE 3.7, no consent, approval, order or authorization of, or declaration, filing or registration with, any person, entity or governmental authority is required to be made or obtained by the Company or the Owners in connection with the authorization, execution, delivery or performance of this Agreement, the Transaction Documents or the transactions contemplated hereby and thereby.

                  3.8 FINANCIAL STATEMENTS. As of the date hereof, SCHEDULE 3.8 contains the following: audited balance sheets and statements of income and cash flows as of, and for the fiscal years ended, December 31, 1996, 1997 and 1998, respectively (the "Historical Financial Statements"), and the Interim Balance Sheet and unaudited statements of income and cash flows for the eight-month period January 1, 1999 through August 31, 1999 (together with the Interim Balance Sheet, the "Interim Financial Statements"); as of the date of final delivery thereof, SCHEDULE 3.8 will also contain the Closing Date Financials. The materials included and to be included in SCHEDULE 3.8 hereto are sometimes collectively referred to herein as the "Financial Statements."

                  Each of the Financial Statements is true, complete and correct in all material respects, is consistent with the books and records of the Company and is in accordance with generally accepted accounting principles consistently applied and fairly presents the Company's financial condition, assets, liabilities and retained earnings as of their respective dates and the statements of income and cash flows for the periods related thereto, except the Interim Financial Statements do not, and the Closing Date Financials will not, have footnotes as required by generally accepted accounting principles and are subject to normally recurring year-end adjustments. Insofar as the representations set forth in the preceding sentence relate to the Closing Date Financials only, such representations are made as of the date of final delivery of the Closing Date Financials. The statements of income included or to be included in the Financial Statements do not or will not contain any material items of special or non-recurring income or other income not earned in the ordinary course of business except as expressly specified on SCHEDULE 3.8 as attached hereto on the date hereof. The Company has accounting controls sufficient to ensure that its transactions are (i) in all material respects executed in accordance with its management's general or specific authorization and (ii) recorded in conformity with generally accepted accounting principles.

                  3.9 ABSENCE OF UNDISCLOSED LIABILITIES. As of the date hereof, the Company does not have, and as of the Closing Date, the Company will not have, any material debts, liabilities or obligations of any nature (whether accrued, absolute, contingent, direct, indirect, perfected, inchoate, unliquidated or otherwise and whether due or to become due) arising out of transactions entered into on or prior to the Closing Date, or any transaction, series of transactions, action or inaction occurring on or prior to the Closing Date, or any state of facts or condition existing on or prior to the Closing Date, including but not limited to liabilities or obligations on account of Taxes or governmental charges or penalties, assessments, interest or fines thereon or in respect thereof, except (a) for liabilities specifically delineated in the Financial Statements, which are set forth on SCHEDULE 3.8 as attached hereto, (b) for liabilities and obligations under agreements, contracts, leases or commitments disclosed in this Agreement or in a Schedule hereto, and (c) for liabilities and obligations arising in the ordinary course of business, consistent in form and amount with past


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practice, since August 31, 1999, none of which liabilities or obligations, individually or in the aggregate, would have a Material Adverse Effect on the Company. Except as disclosed on SCHEDULE 3.9, the Company is under no obligation, contingent or otherwise, to refund or rebate any amounts paid or payable to it for services rendered prior to the date hereof.

                  3.10 COMPLIANCE WITH LAWS; PERMITS. The Company is in compliance in all material respects with all laws, regulations, rules, ordinances, orders and other requirements applicable to the operation, conduct or ownership of its property or the Business (as defined in SECTION 10.9 below). Neither the Company nor any Owner has received notice (written or oral) of the material violation or of any claim of material violation of any law, regulation, rule, ordinance, order or other requirement or Permit (as defined below) applicable to it. The Company holds all of the material permits, licenses, approvals and authorizations of governmental authorities or third parties (collectively, "Permits") necessary or desirable for the conduct of the Business. To the knowledge of the Company and the Owners, there is no condition, nor has any event occurred, which constitutes or with the giving of notice or passage of time or both would constitute a violation of the terms of any Permits. No cancellation, modification or revocation of any of the Permits is pending or, to the knowledge of the Company and the Owners, threatened.

                  3.11 PROPERTY.

                           (a) The Company does not own any real property. The
Company has good and marketable title or rights as lessee to all real, personal, mixed, tangible and intangible property of any kind or nature owned or used by the Company, and the Company owns each of its assets, free and clear of all Liens, except for Permitted Liens. The assets and properties owned or leased by the Company are sufficient to operate and conduct the business of the Company in a manner consistent with at least the same standards of quality and reliability as have been achieved as of the date hereof.

                           (b) All leases of real property and all material
leases of personal property leased by the Company and utilized in the Business, including any and all leases with related parties or any Affiliates (as defined in SECTION 10.9 below) of the Company (collectively, the "Leased Property"), are listed on SCHEDULE 3.13, and true, correct and complete copies previously have been furnished to Buyer. There are no leases with Affiliates. The Company enjoys peaceful and undisturbed possession under all such leases. Any real property that the Company occupies or leases under such leases is in good condition and repair with adequate plumbing, heating and air conditioning and with access to public roads and utilities as required for the conduct of the Business, except for such deficiencies which are not material, individually or in the aggregate, in nature or cost.


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                  3.12 CONDITION OF PROPERTY AND RELATED MATTERS.

                           (a) All buildings, machinery, equipment and other
tangible assets used by the Company are in fair or good operating condition and repair, reasonable wear and tear excepted, are usable in the ordinary course of business and are adequate and suitable for the uses to which they are being put. None of such items requires any repairs or replacement except for maintenance in the ordinary course of business or such other repairs or replacements which are not material, individually or in the aggregate, in nature or cost. All such assets and property are located at real property locations constituting the Leased Property, or as otherwise identified on SCHEDULE 3.12 hereto.

                           (b) The properties and assets reflected in the
balance sheet included in the Historical Financial Statements and the Interim Financial Statements and to be included in the Closing Date Financials have in the aggregate a book value at least equal to the value thereof reflected therein. The Company is not contemplating, nor is the Company obligated to make, any capital expenditure in excess of $10,000 individually or in the aggregate, which has not been disclosed to Buyer in writing.

                  3.13 MATERIAL CONTRACTS. The Company has not entered into and is not bound by any material contract, agreement, relationship or commitment, written or oral, including without limitation any obligations for money borrowed or under leases, or any arrangements with clients, other than those identified on SCHEDULE 3.13 hereto (the "Material Contracts"); true, correct and complete copies of all written Material Contracts and true and complete descriptions in all material respects of all oral Material Contracts previously have been furnished to Buyer. Except as set forth on SCHEDULE 3.13, the Company is not in default, and no event has occurred which with the giving of notice or the passage of time or both would constitute a default by the Company, and, to the knowledge of the Company and the Owners, no other party under any Material Contract is in default thereunder and no event has occurred which with the giving of notice or the passage of time or both would constitute a default by any other party to any such Material Contract or obligation. There are no negotiations pending to revise the terms of any such Material Contracts. The Company is not a party to or bound by any contract, agreement, relationship or commitment, whether or not deemed material, which in any way restricts or purports to restrict the Company's ability to acquire any property or assets or conduct business or provide services to any person or entity anywhere in the world. Without limiting the foregoing, neither the Company nor any Owner is a party to, or obligated to any party under, any (i) buy/sell agreement or any other agreement, written or oral, relating to or in any way affecting the disposition of the membership interests of the Company or (ii) any agreement, written or oral, relating to the indemnification of members and/or managers of the Company, other than as set forth in the Company's certificate of formation and the limited liability company agreement.


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                  3.14 INTELLECTUAL PROPERTY.

                           (a) The Company owns and possesses all right, title
and interest in and to, or has a valid license to use, all of the Proprietary Rights (as defined below) necessary for the operation of the Business as presently conducted, and none of such Proprietary Rights have been abandoned;

                           (b) To the knowledge of the Company and the Owners,
no claim by any third party contesting the validity, enforceability, use or ownership of any such Proprietary Rights has been made, is currently outstanding or is threatened, and there is no reasonable basis for any such claim;

                           (c) Neither the Company, any Owner nor, to the
knowledge of the Company and the Owners, any registered agent of the any of the foregoing has received any notice of, nor is the Company or any Owner aware of any reasonable basis for an allegation of, any infringement or misappropriation by, or conflict with, any third party with respect to such Proprietary Rights, nor has the Company, any Owner, or, to the knowledge of the Company and the Owners, any registered agent of any of them received any claim of infringement or misappropriation of or other conflict with any Proprietary Rights of any third party;

                           (d) The Company has not infringed, misappropriated or
otherwise violated any Proprietary Rights of any third parties in any material respect, and neither the Company nor any Owner is aware of any infringement, misappropriation or conflict which will occur as a result of the continued operation of the Company as presently operated and as contemplated to be operated or as a result of the consummation of the transactions contemplated hereby; and

                           (e) No personnel, including without limitation
employees, agents, consultants and contractors, have contributed to or participated in the conception and/or development of all or any part of the Proprietary Rights.

                           As used herein, the term "Proprietary Rights" means
all proprietary information of the Company, including all patents, patent applications, patent disclosures and inventions (whether or not patentable and whether or not reduced to practice), all trademarks, service marks, trade dress, trade names, corporate names, domain names, copyrights, all trade secrets, confidential information, ideas, formulae, compositions, know-how, processes and techniques, drawings, specifications, designs, logos, plans, improvements, proposals, technical and computer data, documentation and software, financial, business and marketing plans, and related information and all other proprietary, industrial or intellectual property rights relating to the Businesses, including but not limited to those found at the website at HTTP://WWW.SEARCHERS.COM. To the extent that registration of any Proprietary Right is useful or required by law, such Proprietary Right has been duly and validly registered or filed, and any fees that are necessary to maintain in force any Proprietary Rights or registrations thereof have been paid. SCHEDULE 3.14 sets forth a list and description of the copyrights, trademarks, service marks, trade dress and trade names used or held

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by the Company and, where appropriate, the date, serial or registration number, and place of any registration thereof.

                  3.15 ACCOUNTS RECEIVABLE. SCHEDULE 3.15 is a true, correct and complete listing in all material respects and aging of the Company's accounts receivable as of the last day of the last full calendar month preceding the date hereof determined in accordance with generally accepted accounting principles consistently applied and determined in a manner consistent with the presentation in the Interim Financial Statements. All of such accounts receivable have arisen in bona fide arm's length transactions in the ordinary course of business and, to the knowledge of the Company and the Owners, are valid and binding obligations of the account debtors. Such accounts receivable are not subject to counterclaims or set-offs and are collectible in full in the ordinary course of business within 120 days of the relevant invoice date, except to the extent that reserves for doubtful accounts have been established by the Company and are set forth on SCHEDULE 3.15 and which reserves have been adequately reflected on, and are consistent with presentation in, the Financial Statements attached hereto on the date hereof. Promptly after the Closing Date but in no event later than thirty (30) days thereafter, the Owners will deliver to Buyer a true, correct and complete listing in all material respects and aging of the Company's accounts receivable as of the day immediately preceding the Closing Date determined in accordance with generally accepted accounting principles consistent with the presentation in the Financial Statements (the "Closing Date Receivables"), to be appended as part of SCHEDULE 3.15 hereto. SCHEDULE 3.15 shall be deemed amended to include such listing upon delivery to Buyer thereof. As of the Closing Date, the Closing Date Receivables have arisen in bona fide arm's length transactions in the ordinary course of business and, to the knowledge of the Company and the Owners, are valid and binding obligations of the account debtors. Such accounts receivable are not subject to counterclaims or set-offs and are collectible in full in the ordinary course of business within 120 days of the relevant invoice date, except to the extent that reserves for doubtful accounts are established by the Company and are set forth on the Financial Statements and SCHEDULE 3.15. The reserves for doubtful accounts established by the Company and reflected or to be reflected on SCHEDULE 3.15 or on the Financial Statements have been or shall be determined in accordance with generally accepted accounting principles consistently applied and are and shall be consistent with the presentation in the Financial Statements.

                  3.16 NO PREBILLINGS OR PREPAYMENTS. Except as set forth on
SCHEDULE 3.16, the Company has not billed and will not bill, and the Company has not received any payments (in the form of retainers or otherwise) from, any of its clients or potential clients for services to be rendered or for expenses to be incurred subsequent to the Closing Date.

                  3.17 EMPLOYEE BENEFIT PLANS.

                           (a) Except as set forth in SCHEDULE 3.17, the Company
has not maintained, sponsored, adopted, made contributions to or obligated itself to make contributions to or to pay any benefits or grant rights under or with respect to or made any commitments to create any "employee pension plan" (as defined in Section 3(2) of ERISA), "employee welfare benefit plan" (as defined in Section 3(1) of ERISA), "multi-employer plan" (as defined in Section 3(37) of ERISA), plan of

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deferred compensation, medical plan, life insurance plan, long-term disability plan, dental plan or other plan providing for the welfare of the Company's or any Plan Affiliate's employees or former employees or beneficiaries thereof, personnel policy (including but not limited to vacation time, holiday pay, bonus programs, moving expense reimbursement programs and sick leave), excess benefit plan, bonus or incentive plan (including but not limited to options and deferred bonus plans), salary reduction agreement, change-of-control agreement, golden parachute, employment agreement, consulting agreement or any other benefit, program or contract (collectively, "Employee Benefit Plans"), whether or not written or pursuant to a collective bargaining agreement, which has been in effect at any time within six years prior to the Closing Date or which could give rise to or result in the Company or Buyer having any material debt, liability, claim or obligation of any kind or nature, whether accrued, absolute, contingent, direct, indirect, known or unknown, perfected or inchoate or otherwise and whether or not due or to become due. True, correct and complete copies of all Employee Benefit Plans (including any and all amendments thereto) have been furnished to Buyer along with all applicable summary plan descriptions, material employee communications, and, as applicable, the two most recent annual reports on IRS Form 5500 required to be filed, the two most recent annual accountings of plan assets required under ERISA, the most recent determination letter of the IRS, the two most recent actuarial valuations relating thereto and the last PBGC-1 required under ERISA.

                           (b) Each Employee Benefit Plan has been maintained
and administered in all material respects in accordance with its terms and in compliance with the provisions of applicable law, including, without limitation, applicable disclosure, reporting, funding and fiduciary requirements imposed by ERISA and/or the Code. All contributions, insurance premiums, benefits and other payments required to be made to or under each Employee Benefit Plan with respect to all periods through the Closing Date have been made prior to the Closing (including, without limitation, discretionary contributions to the Highland Search Group Employee Savings Plan for all periods through the Closing) or provided for by the Company by accruals on its financial statements in accordance with GAAP. With respect to each Employee Benefit Plan, (1) to the knowledge of the Company and the Owners, no application, proceeding or other matter is pending before the Internal Revenue Service, the Department of Labor or any other governmental agency; (2) no action, suit, proceeding or claim (other than routine claims for benefits) is pending or, to the knowledge of the Company and the Owners, threatened; and (3) to the knowledge of the Company and the Owners, no facts exist which could give rise to an action, suit, proceeding or claim (other than routine claims for benefits) which, if asserted, could result in a material liability or expense to the Company or the plan assets.

                           (c) With respect to each Employee Benefit Plan which
is an "employee benefit plan" within the meaning of Section 3(3) of ERISA or which is a "plan" within the meaning of Section 4975(e) of the Code, there has occurred no transaction which is prohibited by Section 406 of ERISA or which constitutes a "prohibited transaction" under Section 4975(c) of the Code (and with respect to which a prohibited transaction exemption has not been granted and is not currently in effect) that could result in or give rise to a material liability to the Company or Buyer.

                           (d) With respect to each funded Employee Benefit Plan
which is an "employee pension plan" within the meaning of Section 3(2) of ERISA,
(1) a favorable IRS determination letter as to the qualified status of the plan under Section 401(a) of the Code and the exempt status of its related trust for federal income tax purposes under Section 501(a) of the Code is currently in effect and, to the knowledge of the Company and the Owners, the plan has not been amended or operated in a manner which would adversely affect its qualified status; and (2) there has been no termination or partial termination within the meaning of Section 411(d)(3) of the Code.

                           (e) Neither the Company nor any Plan Affiliate has
ever maintained or been obligated to contribute to a "multiemployer plan" (within the meaning of Section 3(37) of ERISA) or a single employer pension plan which is subject to Sections 4063 and 4064 of ERISA. The Company is not liable for and will not be liable for any liability of any Plan Affiliate (including predecessors) with regard to any "employee benefit plan" (within the meaning of
Section 3(3) of ERISA) including, without limitation, liabilities under Title IV of ERISA, Section 412 of the Code and Section 302 of ERISA. No "accumulated funding deficiency" (within the meaning of Section 302 of ERISA or Section 412 of the Code) has been or could reasonably be expected to be incurred, and no excise or other taxes have been or could reasonably be expected to be incurred or due and owing because of any failure to comply with the minimum funding standards of ERISA and the Code. No security under Section 401(a)(29) of the Code has been or could be expected to be required.

                           (f) Except as required by the provisions of Section
4980B of the Code, neither the Company nor any Plan Affiliate maintains, contributes to, or is obligated under any plan, contract, policy or arrangement providing health or death benefits (whether or not insured) to current or former employees or other personnel beyond the termination of their employment or other services. Neither the Company nor any Plan Affiliate has any unfunded liabilities pursuant to any "employee pension plan" (within the meaning of Section 3(2) of ERISA) that is not intended to be qualified under Section 401(a) of the Code.

                           (g) All premiums due to Pension Benefit Guaranty
Corporation ("PBGC") by the Company or any Plan Affiliate or any Employee Benefit Plan have been paid on a timely basis. No "reportable event" within the meaning of Section 4043(b) of ERISA has occurred, and the consummation of the transactions contemplated by this Agreement and the Transaction Documents will not result in a "reportable event." With respect to each Employee Benefit Plan which is an "employee pension plan" (within the meaning of Section 3(2) of ERISA), (1) the present value of all "benefit liabilities" (whether or not vested) (within the meaning of Section 4001(a)(16) of ERISA) based on the actuarial assumptions used for funding purposes (A) as set forth in the most recent actuarial report; (B) as required by the PBGC for the Plan's termination; and (C) as set forth in Financial Accounting Standards Board SFAS No. 87 ("FASB 87") using the methodology under FASB 87 to calculate the projected benefit obligation, did not exceed as of the most recent actuarial valuation date for each such plan and does not exceed on the date hereof the current fair market value of the assets of each such plan and (2) no amendments or other modifications to each such plan or its actuarial assumptions were adopted since the date of such plan's most recent actuarial report.

                           (h) Neither the Owners, the Company or any Plan
Affiliate, or officer or employee thereof, has made any promises or commitments, whether legally binding or not, to create any additional plan, agreement, or arrangement or to modify or change any existing plan. Except as set forth on
SCHEDULE 3.17(G), the consummation of the transactions contemplated by this Agreement will not (either alone or in conjunction with another event, such as a termination of employment or other services) entitle any employee or other person to receive severance or other compensation which would not otherwise be payable absent the consummation of the transactions contemplated by this Agreement and the Transaction Documents or cause the acceleration of the time of payment or vesting of any award or entitlement under any Employee Benefit Plan. Each Employee Benefit Plan may be unilaterally terminated and/or amended by the Company at any time without damage or penalty. No amounts payable under any Employee Benefit Plan will fail to be deductible by virtue of Section 280G of the Code.

                  3.18 SALARIES. SCHEDULE 3.18 contains a true, complete and correct list setting forth (i) the names, job descriptions/titles, current compensation rate (including but not limited to salary, commission and bonus compensation), date of hire, vacation accrual rate and accrued vacation time of all individuals presently employed by the Company indicating whether they are employed on a salaried, hourly or piecework basis, and (ii) the names and total annual compensation for all independent contractors who render services on a regular basis to the Company whose current annual compensation is or is expected to be in excess of $100,000. Except as set forth on SCHEDULE 3.18, there has been no increase greater than $25,000 in the compensation of the foregoing individuals or independent contractors since December 31, 1998. There has not been any promise to the employees listed on SCHEDULE 3.18 orally or in writing of any bonus or increase in compensation, whether or not legally binding, except for increases in the ordinary course of business consistent with the Company's past compensation practices and except for obligations incurred under existing bonus, insurance, pension or other Employee Benefit Plans described on SCHEDULE
3.17 (all of which obligations have been accrued for on the Interim Balance Sheet or will be accrued for on the Closing Balance Sheet). Under generally accepted accounting principles, the Company has not made any prepayments of salaries, bonuses or any other amounts due to any of its employees or former employees. All obligations to employees, whether for salaries, commissions, bonuses, vacation or otherwise, which are required to be accrued on the Financial Statements in accordance with generally accepted accounting principles consistently applied have been accrued on the Financial Statements or will be accrued on the Closing Date Financials, in each case in accordance with generally accepted accounting principles consistently applied.

                  3.19 PERSONNEL AGREEMENTS, PLANS AND ARRANGEMENTS. Except as listed in SCHEDULES 3.17, 3.18 or 3.19, the Company is not a party to or obligated with respect to any (a) outstanding contracts with current or former employees, agents, consultants, advisers, salesmen, sales representatives, distributors, sales agents, independent contractors, or dealers, or (b) collective bargaining agreements or contracts with any labor or trade union, employee bargaining agency or other representative of employees or any employee benefits provided for by any such agreement. True, correct and complete copies of all items listed on SCHEDULE 3.17, 3.18 and 3.19 previously have been furnished to Buyer. No strike, picketing, slow-down, work stoppage, lock-out, union organizational activity, allegation, charge or complaint of employment discrimination, unfair labor practice or other similar occurrence has occurred or is pending or, to the knowledge of the Company and the Owners, is threatened against the Company nor does the Company or the Owners know any basis for any such allegation, charge, or complaint. The Company has complied in all material respects with all applicable laws relating to the employment of labor, including but not limited to provisions thereof relating to wages, hours, vacation pay, equal opportunity, collective bargaining and the payment, deduction and remittance of all amounts required to be deducted and/or remitted in respect of wages and salaries and of other Taxes and such deductions are consistent with past practices and in accordance with generally accepted accounting principles consistently applied and consistent with the Financial Statements and either remitted same to the legally constituted authorities entitled to receive payment thereof or has reserved for same in its accounts and an amount of cash equal to the amount of such reserve has been set aside for payment thereof. The Company is not liable for any arrears of wages or any Taxes or penalties with respect to the foregoing. Except as set forth on SCHEDULE 3.19, the Company has not entered into and is not obligated to enter into any agreement relating to the payment of vacation pay to any employee, and the Company has no obligation to any employee to provide them with pay for vacation time other than as required by generally applicable provisions of law. Neither the Company nor the Owners has received notice from any employee of the Company that any such employee is terminating his or her employment with the Company, nor to the knowledge of the Company and the Owners does any employee intend to terminate his or her employment with the Company as a result of the transactions contemplated hereby. There are no administrative charges or court complaints pending or, to the knowledge of the Company and the Owners, threatened against the Company concerning alleged employment discrimination or any other matters relating to the employment of labor. No trade union, counsel of trade unions, employee bargaining agency or affiliated bargaining agent (i) holds bargaining rights with respect to any of the Company's employees by way of certification, interim certification, voluntary recognition, designation or successor right,
(ii) has applied to be certified as the bargaining agent of the Company's employees, or (iii) has applied to have the Company declared a related employer pursuant to the provision of applicable law. To the knowledge of the Company and the Owners, no claim, injunction, fact, event or condition exists which would give rise to a material claim by any employee or former employee (including dependents and spouses thereof and other individuals covered thereunder) of the Company under any workers compensation laws, regulations, requirements or programs or for other medical costs and expenses.

                  3.20 CLIENTS. SCHEDULE 3.20 is a complete list by dollar volume of billings for each month during the period January 1, 1998 through the last day of the last full calendar month preceding the date hereof to the twenty
(20) largest clients of the Company, as determined based on total revenues received by the Company from such clients during the period January 1, 1998 through June 30, 1999. Except as set forth on SCHEDULE 3.20, none of the material clients for whom the Company provided services at any time since January 1, 1998 has canceled or otherwise terminated, or, to the knowledge of the Company and the Owners, threatened to cancel or otherwise terminate, its relationship with the Company or materially reduced, or to the knowledge of the Company and the Owners, threatened to materially reduce, its business with the Company. Neither the Company nor the Owners has received any notice and have no knowledge or reason to believe that any client intends to cancel or otherwise modify its relationship with the Company on account of the transactions contemplated hereby or otherwise.

                  3.21 INTEREST OF THE COMPANY IN CLIENTS, ETC. Except as set forth in SCHEDULE 3.21, neither the Company, any Owner nor any of their respective Affiliates has any direct or indirect interest in any competitor, supplier or client of the Company or in any person from whom or to whom the Company leases any real or personal property or in any other person with whom the Company has any material business relationship. SCHEDULE 3.21 also describes, (i) all management, administrative, computer, telephone or other services provided by any of the Company's Affiliates, the Owners or any of the Affiliates of the Owners to the Company and all such services provided by the Company to any of such persons and entities, and (ii) all other contracts, agreements, arrangements or transactions (including the purchase and sale of inventory, supplies and other goods) between the Company, on the one hand, and any of such individuals or entities on the other hand, currently in effect, including, without limitation, any agreement or arrangement relating to indebtedness to or from any of such individuals or entities, in each case setting forth the terms thereof if not effected on an arm's-length basis but excluding any payments of dividends or other distributions to any member of the Company in his or her capacity as such for services as officers, managers, directors or employees of the Company.

                  3.22 INSURANCE POLICIES. SCHEDULE 3.22 is a correct and complete list and description, including policy numbers, of all insurance policies owned or held by the Company or otherwise covering the Company, its employees or assets that relate to the Business or such assets. Such policies are in full force and effect, and the Company is not in material default under any of them. Such insurance is of the kind and in the amount not less than customarily obtained by corporations or other entities of established reputation engaged in the same or similar business and similarly situated. The Company has not received any notice of non-renewal, cancellation or intent to cancel, not renew or increase premiums or deductibles with respect to such insurance policies, and, to the knowledge of the Company and the Owners, there is no basis for any such action. SCHEDULE 3.22 also contains a list of all pending claims with any insurance company (other than health, medical and dental insurance claims of employees) and any instances within the previous three years of a denial of coverage of the Company by any insurance company.

                  3.23 BANK ACCOUNTS. SCHEDULE 3.23 is a complete and correct list of each bank and brokerage firm in which the Company has an account or safe deposit box, the number of each such account or box, the names of all persons authorized to draw thereon or to have access thereto, the amount on deposit in each such account and a description of the items in each such box as of a date not more than seven days prior to the date hereof.

                  3.24 TAXES. Except as set forth on SCHEDULE 3.24:

                           (a) The Company has properly prepared and duly and
timely filed with the appropriate taxing authorities all Tax Returns that are required to have been filed by the Company and such returns are true, correct and complete in all material respects.

                           (b) All Taxes due and payable by the Company for all
periods through the Closing Date have been or will be fully and timely paid when due, and adequate accruals for Taxes have been provided in the books and records of the Company with respect to any period or portion thereof ending prior to the Closing Date for which Tax Returns have not yet been filed or for which Taxes are not yet due and owing. The accruals described in the prior sentence are set forth on SCHEDULE 3.24. The Company has not incurred any Taxes other than in the ordinary course of business.

                           (c) The Company has complied in all material respects
with all applicable laws, rules and regulations relating to the payment and withholding of Taxes and has duly and timely withheld from employee salaries, wages and other compensation and has paid over to the appropriate taxing authorities all amounts required to be so withheld and paid over for all periods under all applicable laws.

                           (d) There are no Liens (other than Permitted Liens)
for Taxes with respect to any of the assets of the Business. Any deficiencies asserted, assessed or proposed as a result of any governmental audits of the Tax Returns of the Company have been paid or settled, and there are no present disputes as to Taxes payable by the Company. There is no audit, investigation, or proceeding in progress, pending or threatened in writing against the Company by any governmental agency in connection with Taxes; nor, to the knowledge of the Company and the Owners, is there any reasonable basis for any such audit, investigation or proceeding.

                           (e) The Owners have provided Buyer with true, correct
and complete copies of (A) all income Tax Returns of the Company for all applicable taxable periods during the Company's last three full fiscal years and
(B) any audit report issued within the last three years, relating to any Taxes due from or with respect to the Company, or its income, assets or operations.
SCHEDULE 3.24 sets forth the jurisdictions in which the Company filed its Tax Returns since its inception, and no claim has ever been made by any taxing authority in a jurisdiction in which the Company does not (or did not) file Tax Returns that it is or may be subject to taxation by that jurisdiction.

                           (f) The Company has been properly classified as a
partnership for federal and state income Tax purposes since its inception.

                  3.25 LITIGATION. Except as set forth in SCHEDULE 3.25, there is no claim, counterclaim, action, suit, order, proceeding or investigation pending or, to the knowledge of the Company and the Owners, threatened against or involving the Company (or pending or, to the knowledge of the Company and the Owners, threatened against any of the officers, directors or key employees of the Company with respect to business activities on behalf of the Company) with respect to or affecting the Company, its accounts, business, properties, assets or rights, or relating to the transactions contemplated hereby, before any court, agency, regulatory, administrative or other governmental body or officer or before any arbitrator; nor, to the knowledge of the Company and the Owners, is there any reasonable basis for any such claim, action, suit, proceeding or governmental, administrative or regulatory investigation, in any case, that is reasonably likely to have a Material Adverse Effect on the Company. The Company is not directly subject to or affected by any order, judgment, decree or ruling of any court or governmental agency. Neither the Company nor any Owner has received any written opinion or memorandum of legal advice from legal counsel to the effect that any of them is exposed to any liability which may have a Material Adverse Effect on the Company. The Company is not engaged in any legal action to recover monies due it or for damages sustained by it, and none of the assets of the Company nor any of its business practices is in any manner, directly or indirectly, affected by injunction of any court or governmental, administrative or regulatory agency, body or officer.

                  3.26 ENVIRONMENTAL AND SAFETY REQUIREMENTS. The Company is in material compliance with all applicable Environmental and Safety Requirements (as defined below), and the Company possesses all required permits, licenses and certificates, and has filed all notices or applications, required thereby. Neither the Company nor the Owners has received any notice or other communication from any party with respect to the Company's failure to comply with Environmental and Safety Requirements. For purposes of this Agreement, "Environmental and Safety Requirements" means all applicable federal, provincial, foreign and local laws, bylaws, rules, regulations, ordinances, decrees, orders, statutes, actions, guidelines, standards, arrangements, injunctions, policies and requirements relating to public health and safety, worker health and safety, pollution and protection of the environment (including without limitation the handling of any polluted, toxic or hazardous materials), all as amended. The Company does not have, nor are there any facts or circumstances which the Company or any Owner reasonably believes could form the basis for, any liability, contingent or otherwise, arising out of any Environmental and Safety Requirements.

                  3.27 CONDUCT OF THE BUSINESS. Except as set forth on SCHEDULE 3.27, since December 31, 1998: the Company has conducted its business only in the ordinary course of business consistent with past custom and practice, and has incurred no liabilities or obligations whatsoever other than in the ordinary course of business consistent with past custom and practice; there has been no Material Adverse Change in or with respect to the Company; and, to the knowledge of the Company and the Owners, no event has occurred or been threatened that could reasonably result in a Material Adverse Change in or with respect to the Company. Without limitation of the foregoing and except as set forth on SCHEDULE 3.27, since December 31, 1998, the Company has not:

                           (a) voluntarily or involuntarily sold, transferred,
abandoned, surrendered, subjected to a Lien (other than a Permitted Lien) or otherwise disposed of any assets or property rights except in the ordinary course of business consistent with past custom and practice;

                           (b) changed any accounting principles, methods or
practices utilized by it or changed any of its depreciation rates or amortization policies or rates;

                           (c) made any loan or advance to any party in excess
of $25,000;

                           (d) issued, redeemed or purchased any membership
interests, bond or corporate security or declared or made any payment or distribution on or with respect to its membership interests;

                           (e) incurred debt, liabilities, or obligations of any
nature whether accrued, absolute, contingent, direct, indirect, perfected or otherwise and whether due or to become due except (i) current liabilities incurred and liabilities under contracts entered into in the ordinary course of business consistent with past custom and practice and (ii) bonus obligations to any Owner incurred in the ordinary course of business consistent with past custom and practice;

                           (f) increased the compensation payable to any of its
managers, employees or agents;

                           (g) paid any amounts to or for the benefit of any
Owner, or any manager, employee, consultant, contractor or agent other than salaries at the rates set forth on SCHEDULE 3.18;

                           (h) waived any rights of substantial value;

                           (i) transferred or disposed of any cash or cash
equivalents outside of the ordinary course of business, consistent with past custom and practice;

                           (j) entered into any other material transaction; or

                           (k) committed to do any of the foregoing.

                  3.28 POWER OF ATTORNEY. Neither the Company nor any Owner has given to any person or entity for any purpose any power of attorney which is currently in effect that relates to the Business or the assets of the Company.

                  3.29 BROKERS. Neither the Company nor any Owner has incurred any obligation or liability, contingent or otherwise, for brokers' or finders' fees or commissions in connection with the transactions contemplated by this Agreement or the Transaction Documents.

                  3.30 OWNERSHIP OF BUYER COMMON STOCK. Neither the Company nor any Owner, nor, to the knowledge of the Company and the Owners, any of the employees of the Company, own any shares of TMP Common Stock.

                  3.31 NO ILLEGAL OR IMPROPER TRANSACTIONS. None of the Company, any Owner or any of the Company's managers, officers or employees has, directly or indirectly, used funds or other assets of the Company, or made any promise or undertaking in such regard, for (a) illegal contributions, gifts, entertainment or other expenses relating to political activity; (b) illegal payments to or for the benefit of governmental officials or employees, whether domestic or foreign;
(c) illegal payments to or for the benefit of any person, firm, corporation or other entity, or any director, officer, employee, agent or representative thereof; or (d) the establishment or maintenance of a secret or unrecorded fund; and there have been no false or fictitious entries made in the books or records of the Company.

                  3.32 SECURITIES MATTERS.

                           (a) Each Owner has such knowledge and experience in
financial and business matters and such experience in evaluating and investing in companies such as Buyer as to be capable of evaluating the merits and risks of an investment in the TMP Shares. Each Owner has the financial ability to bear the economic risk of such Owner's investment in the TMP Shares being acquired by such Owner hereunder, has adequate means for providing for his current needs and contingencies and has no need for liquidity with respect to his investment in Buyer, except to the extent necessary to pay applicable taxes in connection with the transactions contemplated hereby.

                           (b) Each Owner is acquiring the TMP Shares for
investment for his own account, for investment purposes only, and not with the view to, or for resale in connection with, any distribution thereof. Each Owner understands that the TMP Shares have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or under the securities laws of various states, by reason of a specified exemption from the registration provisions thereunder which depends upon, among other things, the bona fide nature of such Owner's investment intent as expressed herein.

                           (c) Each Owner acknowledges that the TMP Shares must
be held indefinitely unless they are subsequently registered under the Securities Act and under applicable state securities laws or an exemption from such registration is available. Each Owner has been advised or is aware of the provisions of Rule 144 promulgated under the Securities Act which permits limited resale of the securities purchased in a private placement subject to the satisfaction of certain conditions including, among other things, the availability of certain current public information about Buyer and compliance with applicable requirements regarding the holding period and the amount of securities to be sold and the manner of sale.

                           (d) Each Owner has relied upon independent
investigations made by such Owner or his or her representatives and is familiar with the business, results of operations, financial condition, prospects and other affairs of Buyer and realizes the TMP Shares are a speculative investment involving a high degree of risk for which there is no assurance of any return. Each Owner has, among other things, received and carefully reviewed (i) Buyer's Annual Report on Form

10-K for the fiscal year ended December 31, 1998, and all amendments thereto,
(ii) Buyer's Proxy Statement dated May 21, 1999, (iii) Buyer's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 1999 and June 30, 1999, and all amendments thereto, (iv) Buyer's Current Reports on Form 8-K dated March 5, 1999, March 17, 1999, April 21, 1999 and June 10, 1999, (v) Buyer's Registration Statement on Form S-4, File No. 333-82531, and (vi) all other information filed by Buyer pursuant to the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"; items (i) through (iv) collectively referred to as the "Exchange Act Filings"). Each Owner acknowledges that in connection with the transactions contemplated hereby, neither Buyer nor anyone acting on its behalf or any other person has made, and such Owner is not relying upon, any representations, statements or projections concerning Buyer, its present or projected results of operations, financial condition, prospects, present or future plans, acquisition plans, products and services, or the value of the TMP Shares or Buyer's business or any other matter in relation to Buyer's business or affairs. Each Owner has had an opportunity to discuss Buyer's business, management, financial affairs and acquisition plans with its management, to review Buyer's facilities, and to obtain such additional information concerning such Owner's investment in the TMP Shares in order for such Owner to evaluate its merits and risks, and such Owner has determined that the TMP Shares are a suitable investment for such Owner and that at this time such Owner could bear a complete loss of such Owner's investment.

                           (e) Each Owner is aware that no federal or state or
other agency has passed upon or made any finding or determination concerning the fairness of the transactions contemplated by this Agreement and the Transaction Documents or the adequacy of the disclosure of the exhibits and schedules hereto or thereto and such Owner must forego the security, if any, that such a review would provide.

                           (f) Each Owner understands and acknowledges that
neither the Internal Revenue Service nor any other tax authority has been asked to rule on the tax consequences of the transactions contemplated hereby or by the Transaction Documents, and, accordingly, in making such Owner's decision to acquire the TMP Shares, such Owner has relied upon the investigations of such Owner's own tax and business advisers in addition to such Owner's own independent investigations, and that such Owner and such Owner's advisers have fully considered all the tax consequences of such Owner's acquisition of the TMP Shares.

                           (g) Each Owner is an "Accredited Investor" as that
term is defined in Rule 501(a) of Regulation D under the Securities Act by reason of being a natural person who had an individual income in excess of $200,000 in cash of the two most recent years and has a reasonable expectation of reaching the same income level in the current year.

                           (h) Each Owner understands that all certificates for
the TMP Shares issued to such Owner shall bear a legend in substantially the following form:

              "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER ANY

         STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF WITHOUT SUCH REGISTRATION OR AN EXEMPTION FROM SUCH REGISTRATION AND, IF REQUESTED BY THE ISSUER, THE DELIVERY TO THE ISSUER OF AN OPINION OF COUNSEL, SATISFACTORY TO THE ISSUER, THAT SUCH DISPOSITION WILL NOT REQUIRE REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS."

                  3.33 ACCOUNTING MATTERS. To the best knowledge of the Company and the Owners, neither the Company nor any Owner, nor any of the Company's managers, has taken any action or is aware of any facts or circumstances in respect of the Company or its accounting procedures which would have the effect of precluding accounting for the transactions contemplated by this Agreement and the Transaction Documents as a "pooling of interests." Except as set forth on
SCHEDULE 3.33, since January 1, 1997, the Company has not issued, redeemed or purchased any Membership Interests, bond or corporate security or otherwise altered its equity interests. No Owner has (i) since January 1, 1997 sold, transferred or assigned any membership interests or other securities of the Company or (ii) at any time in any way reduced its risk or committed to reduce its risk with respect to the Membership Interests owned by such Owner or the TMP Shares to be acquired by such Owner hereunder, whether by entering into a put, collar, option, margin or other arrangement. Without in any way limiting the other provisions of this Section, the Company is autonomous and is not currently, and has not been since January 1, 1997, a division or subsidiary of another enterprise. The Company is independent of Buyer and, except as disclosed on SCHEDULE 3.33, between January 1, 1997 and the Closing Date, neither the Company nor any Owner owned any shares of TMP Common Stock. Except as disclosed on SCHEDULE 3.33, since January 1, 1997: the Company has not: (a) in any way changed the equity interests of its membership interests or other securities or
(b) disposed of significant assets, and any changes in equity interests, acquisitions of treasury securities or disposal of assets disclosed on SCHEDULE
3.33 were not in contemplation of the transactions contemplated by this Agreement. Any transactions or acquisitions of membership interests or other equity interests disclosed on SCHEDULE 3.33 were not in contemplation of the transactions contemplated by this Agreement.

                  3.34 YEAR 2000 COMPLIANCE. Except as set forth in the SCHEDULE 3.34, the computer systems of the Company (including without limitation all software, hardware, workstations and related components, automated devices, embedded chips and other date sensitive equipment such as security systems, alarms, elevators and HVAC systems) are Year 2000 Compliant (as defined below) or are expected to be Year 2000 Compliant by September 30, 1999, except to the extent any failure to be Year 2000 Compliant, either individually or in the aggregate, would not have a Material Adverse Effect on the Company. The term "Year 2000 Compliant" as used herein means that the computer systems are (1) capable of recognizing, processing, managing, representing, interpreting, and manipulating correctly date related data for dates earlier and later than January 1, 2000, including, but not limited to, calculating, comparing, sorting, storing, tagging and sequencing, without resulting in or causing logical or mathematical errors or inconsistencies in any user-interface functionalities or otherwise, including data input and retrieval, data storage, data fields, calculations, reports, processing, or any other input or output,
(2) have the ability to provide data recognition for any data element without limitation (including, but not limited to, date-related data represented without a century designation, date-related data whose year is represented by only two digits and date fields assigned special values), (3) have the ability to automatically function into and beyond the year 2000 without human intervention and without any change in operations associated with the advent of the year 2000, (4) have the ability to correctly interpret data, dates and time into and beyond the year 2000, (5) have the ability not to produce noncompliance in existing information, nor otherwise corrupt such data into and beyond the year 2000, (6) have the ability to correctly process after January 1, 2000 data containing dates before that date, and (7) have the ability to recognize all "leap years", including the leap year 2000.

                                   ARTICLE IV
                     REPRESENTATIONS AND WARRANTIES OF BUYER

                  As an inducement to the Company and the Owners to enter into and perform their respective obligations under this Agreement, Buyer hereby represents and warrants to the Company and the Owners as follows:

                  4.1 ORGANIZATION AND GOOD STANDING; POWER. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full power and authority to execute and deliver this Agreement and the Transaction Documents to which it is or will be a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby.

                  4.2 AUTHORIZATION. The execution and delivery of this Agreement and the Transaction Documents, and the performance by Buyer of its obligations hereunder and thereunder, and the consummation of the transactions contemplated hereby and thereby have been or will be duly authorized by Buyer. This Agreement and the Transaction Documents to which it is or will be a party have been or will be duly executed and delivered by Buyer and constitute the legal, valid and binding obligations of Buyer, enforceable against Buyer in accordance with their respective terms, except as the enforceability thereof may be limited by (i) applicable bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or similar laws in effect which affect the enforcement of creditors' rights generally or (ii) general principles of equity, whether considered in a proceeding at law or in equity.

                  4.3 NO VIOLATION. The execution, delivery and performance by Buyer of this Agreement and the applicable Transaction Documents and the consummation of the transactions contemplated herein and therein do not and will not:

                           (a) conflict with, result in the breach,
modification, termination or violation of, or loss of any benefit under, constitute a default under, accelerate the performance required by, result in or give rise to a right to amend or modify the terms of, result in the creation of any Lien (other than Permitted Liens) upon any assets or properties, or in any manner release any party thereto from any obligation under, any mortgage, note, bond, indenture, contract, agreement, lease, license or other instrument or obligation of any kind or nature by which Buyer or any of its properties or assets may be bound or affected;

                           (b) conflict with, violate or result in any loss of
benefit under, any Permit, concession, franchise, order, judgment, writ, injunction, regulation, statute or decree applicable to Buyer; or

                           (c) conflict with or violate any provision of the
certificate of incorporation or bylaws, each as heretofore amended, of Buyer;

except in the case of clause (a) or (b) above, for such that are not, individually or in the aggregate, reasonably likely to have a Material Adverse Effect on the transactions contemplated hereby or by the Transaction Documents.

                  4.4 NO CONSENT REQUIRED. No consent, approval, order or authorization of, or declaration, filing or registration with, any person, entity or governmental authority is required to be made or obtained by Buyer in connection with the authorization, execution, delivery or performance of this Agreement, the Transaction Documents or the transactions contemplated hereby, except that the performance of certain of Buyer's obligations under Section 8.5 shall require the filing of a registration statement with the Securities and Exchange Commission ("SEC") and the SEC's declaration of effectiveness of such registration statement.

                  4.5 BUYER FILINGS. The Exchange Act Filings, as of their respective filing dates, did not contain any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Except as disclosed to the Owners in writing, in materials filed by Buyer pursuant to the Securities Act or the Exchange Act, or set forth in press releases that have been made public by Buyer (including but not limited to those from time to time posted at or available through Nasdaq's website at HTTP://WWW.NASDAQ.COM), there has been no Material Adverse Change in the financial condition of Buyer since June 30, 1999.

                  4.6 ISSUANCE. The TMP Shares to be delivered by Buyer hereunder have been duly authorized and, when issued and delivered in accordance with the terms of this agreement, will be validly issued, fully paid and non-assessable and will not be issued in violation of any preemptive rights, rights of first refusal or similar rights.

                  4.7 BROKERS. Buyer has not (i) incurred any obligation or liability, contingent or otherwise, for brokers' or finders' fees or commissions in connection with the transactions contemplated by this Agreement or the Transaction Documents.

                  4.8 S-3 ELIGIBILITY. Buyer satisfies the registrant requirements set forth in the general instructions for Form S-3 under the Securities Act.


                                    ARTICLE V
                      PRE-CLOSING COVENANTS AND OTHER TERMS

                  5.1 PUBLIC ANNOUNCEMENTS. Prior to the Closing, no party will issue or cause the publication of any press release or other public announcement with respect to this Agreement or the Transaction Documents or the transactions contemplated hereby or thereby without the prior consent of Buyer (in the case of the Company and the Owners) or the Company (in the case of Buyer), provided, however, that (i) nothing herein will prohibit any party from issuing or causing publication of any such press release or public announcement to the extent that such party determines such action to be required by law, or the regulations of any government agency or the Nasdaq National Market in which case the party making such determination will, if practicable in the circumstances, use reasonable efforts to allow the other parties reasonable time to comment on such release or announcement in advance of its issuance; (ii) the Company may disclose this Agreement and the Transaction Documents and the transactions contemplated hereby or thereby to third parties in connection with securing consents of such third parties and in connection with any permits, approvals, filings or consents required by law to be obtained; and (iii) Buyer may disclose this Agreement and the Transaction Documents and the transactions contemplated hereby or thereby to third parties in connection with securing consents of third parties and in connection with any permits, approvals, filings or consents required by law to be obtained. To the extent feasible, prior to the Closing, all press releases or other announcements or notices regarding the transactions contemplated by this Agreement or the Transaction Documents shall be made jointly by the parties.

                  5.2 INVESTIGATION BY BUYER. Prior to the Closing, the Company and the Owners will afford to the officers, attorneys, accountants or other authorized representatives of Buyer reasonable access during normal business hours to, and otherwise make available to Buyer, the offices, facilities, properties, files, documents, contracts, insurance policies, books and records of the Company so as to afford Buyer the opportunity to make such review, examination and investigation of the Company as Buyer may reasonably request and the Company and the Owners will cooperate with Buyer in connection with any permits, approvals, filings or consents required by law to be obtained. Buyer will be permitted to make extracts from or to make copies of such books and records as may be reasonably necessary. No investigation, review, study or examination by Buyer or its representatives shall offset, limit or diminish the scope of the representations and warranties of the Company and the Owners in this Agreement or reduce or limit the liability of the Company and the Owners for any breach thereof.

                  5.3 CONDUCT OF BUSINESS. From the date hereof through the Closing, except as otherwise expressly provided for in this Agreement, the Company covenants and agrees that it will, and the Owners agree to cause the Company to, carry on the Company's business diligently, in the ordinary course and in substantially the same manner as such business has previously been carried out. Without limiting the foregoing or the other provisions of this Agreement, the Company and the Owners, jointly and severally, covenant and agree that, except as set forth on SCHEDULE 5.3, without the prior written consent of the Buyer which consent shall not be unreasonably withheld:

                           (a) Except as otherwise expressly permitted in this
Agreement, the Company will not (i) increase in any manner the base compensation of, or enter into any new bonus or incentive agreement or arrangement with, any of the Company's employees, consultants or contractors, (ii) pay or agree to pay any additional pension, retirement allowance or other employee benefit to any such employee, consultant or contractor whether past or present, (iii) enter into any new employment, severance, consulting, or other compensation agreement with any existing employee, consultant or contractor, (iv) hire or offer to hire any new employees, consultants or contractors, (v) pay any amount to or for the benefit of the Owners or any manager, employee, consultant, contractor or agent other than salaries at the rates set forth on SCHEDULE 3.18 and cash distributions consistent with past practice, or (vi) amend any existing or enter into any new Employee Benefit Plan.

                           (b) The Company will use its reasonable best efforts
to keep available the services of its present employees, consultants and contractors and preserve the goodwill, reputation and present relationships of the Company with its suppliers, clients, licensors and others having business relations with the Company.

                           (c) The Company shall not enter into any obligation
to incur any liability (absolute or contingent) except (i) current liabilities incurred in the ordinary course of business consistent with past custom and practice and (ii) obligations under contracts entered into in the ordinary course of business consistent with past custom and practice.

                           (d) The Company will use its reasonable best efforts
to (i) maintain its property and assets in good repair, order and condition (ordinary wear and tear excepted), (ii) maintain and keep in full force existing insurance, (iii) maintain the books and records in the usual, regular and ordinary manner on a basis consistent with past practices, and (iv) perform and comply with its contractual obligations, including without limitation obligations under Material Contracts and Permits. The Company shall not mortgage, hypothecate, grant Liens (other than Permitted Liens) in or otherwise encumber its interest in the Leased Property, or sublease its interest in the Leased Property or amend any lease to which it is a party or by which it is bound.

                           (e) The Company shall not amend its certificate of
formation, limited liability company agreement or similar documents.

                           (f) Except in the ordinary course of business
consistent with past custom and practice or as otherwise expressly provided for in this Agreement, the Company shall not: (i) sell, lease, transfer or otherwise dispose of any of its properties or assets, including without limitation cash and cash equivalents, (ii) create or permit to exist any new Lien (other than Permitted Liens) on any of its properties or assets, (iii) enter into any joint venture, partnership or other similar arrangement, (iv) accelerate or delay any service to be rendered to a client of the Company in a manner inconsistent with past practices, (v) make any new commitments for capital expenditures, or (vi) enter into any commitment to borrow money.

                           (g) The Company shall duly and timely file all Tax
Returns and information returns required to be filed by it and pay all its Taxes when due.

                           (h) The Company shall not undertake any action or
fail to take any action that will result in a breach of the of the representations and warranties set forth in ARTICLE III hereof as if made on and as of the Closing Date.

                           (i) The Company will not declare or make any payment
or other distribution to any member with respect to the membership interests of the Company, will not purchase or redeem any of its membership interests, will not issue rights or options to purchase or subscribe to any membership interests, issue or sell any membership interests or alter its equity interests.

                           (j) The Company will not grant any power of attorney.

                           (k) The Company and the Owners will promptly supply
to Buyer copies of all litigation or legal proceedings pertaining in any way to the Company or the assets or business which may arise after the date hereof and will advise the Buyer promptly in writing of any threat of litigation or other legal proceedings pertaining thereto.

                  5.4 NON-NEGOTIATION. In consideration of the substantial expenditure of time, effort and expense undertaken by Buyer in connection with its due diligence review and the preparation and execution of this Agreement and the Transaction Documents, the Company and the Owners jointly and severally agree that none of the Company, the Owners or any of their respective representatives, agents or employees will, after the execution of this Agreement until the earlier of (i) the termination of this Agreement or (ii) the Closing, directly or indirectly, solicit, encourage, initiate, negotiate or discuss with any third party (including by way of furnishing any information concerning the Company) or permit the consummation of any acquisition proposal relating to or affecting the Company or any part of the Company, or any direct or indirect interests in the Company, whether by purchase of assets or stock, purchase of interests, business combination, merger or other transaction, and that the Company and the Owners will promptly advise Buyer of the terms of any communications the Company or the Owners may receive or become aware of relating to any bid for all or any part of any such interest in the Company.

                  5.5 BEST EFFORTS. The Company and the Owners will each use their best efforts between the date hereof and the Closing to secure fulfillment of all of the conditions precedent to Buyer's obligations hereunder, and Buyer will use its best efforts between the date hereof and the Closing to secure fulfillment of all of the conditions precedent to the obligations of the Company and the Owners hereunder.

                  5.6 OWNERS. The Owners will cause the Company to comply with the provisions of this ARTICLE V. The Owners further agree not to grant any power of attorney with respect to the Membership Interests, the Company, the Business or the assets of the Business. The Owners will not sell any Membership Interests or in any way reduce prior to the Closing his or her risk or commit to reduce his or her risk with respect to Membership Interests owned by the Owners or the TMP Shares to be acquired by the Owners hereunder, whether by entering into a put, collar, option, margin or other arrangement.


                                   ARTICLE VI
                       CONDITIONS PRECEDENT TO THE CLOSING

                  6.1 CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER. The obligations of Buyer under this Agreement to consummate the transactions contemplated hereby will be subject to the satisfaction, at or prior to the Closing, of all of the following conditions, any one or more of which may be waived at the option of Buyer:

                           (a) NO BREACH OF COVENANTS; TRUE AND CORRECT
REPRESENTATIONS AND WARRANTIES. There shall have been no material breach by the Company or the Owners in the performance of any of their respective covenants herein to be performed by any or all of them in whole or in part prior to the Closing, and the representations and warranties of the Company and the Owners contained in this Agreement, if specifically qualified by materiality, shall be true and correct as of the Closing and, if not so qualified, shall be true and correct in all material respects as of the Closing, except for representations or warranties that are made by their terms as of a date specified by month, day or year, which shall be true and correct or true and correct in all material respects, as applicable, as of such specified date. Buyer shall receive at the Closing a certificate dated and validly executed on behalf of the Company and the Owners certifying, in such detail as Buyer may reasonably require, the fulfillment of the foregoing conditions, and restating and reconfirming as of the Closing all of the covenants, representations and warranties of the Company and the Owners contained in this Agreement, specifying in detail the extent of any breaches thereof.

                           (b) DELIVERY OF DOCUMENTS. Buyer shall have received
all documents and other items to be delivered under SECTION 7.2.

                           (c) NO LEGAL OBSTRUCTION. No suit, action or
proceeding not disclosed in the Schedules to this Agreement by any person, entity or governmental agency shall be pending or threatened in writing, which, if determined adverse to the Company, the Owners or Buyer's interests, could reasonably be expected to have a Material Adverse Effect upon (i) the Business or the assets of the Company or (ii) Buyer or its Affiliates. No injunction, restraining order or order of any nature shall have been issued by or be pending before any court of competent jurisdiction or any governmental agency challenging the validity or legality of the transactions contemplated hereby or restraining or prohibiting the consummation of such transactions or compelling Buyer to dispose of or discontinue or materially restrict the operations of a significant portion of the Company. All material permits, approvals, filings and consents required or advisable to be obtained or made, and all waiting periods required or contemplated to expire, prior to the consummation of the transactions contemplated hereby under applicable federal laws of the United States or applicable laws of any state or foreign country having jurisdiction over the transactions contemplated hereby shall have been obtained, made or expired, as the case may be (all such permits, approvals, filings and consents and the lapse of all such waiting periods being referred to as the "Requisite Regulatory Approvals"), and all such Requisite Regulatory Approvals shall be in full force and effect.

                           (d) APPROVAL BY BUYER'S COUNSEL AND ACCOUNTANTS. All
actions, proceedings, instruments and documents reasonably required to carry out this Agreement and all other related legal and accounting matters shall have been reasonably approved as to form and substance by counsel and accountants for Buyer.

                  6.2 CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY AND THE OWNERS. The obligations of the Company and the Owners under this Agreement to consummate the transactions contemplated hereby will be subject to the satisfaction, at or prior to the Closing, of all the following conditions, any one or more of which may be waived at the option of the Company and the Owners:

                           (a) NO BREACH OF COVENANTS; TRUE AND CORRECT
REPRESENTATIONS AND WARRANTIES. There shall have been no material breach by Buyer in the performance of any of the covenants herein to be performed by it in whole or in part prior to the Closing, and the representations and warranties of Buyer contained in this Agreement, if specifically qualified by materiality, shall be true and correct as of the Closing and, if not so qualified, shall be true and correct in all material respects as of the Closing, except for representations or warranties that are made by their terms as of a date specified by month, day and year, which shall be true and correct or true and correct in all material respects, as applicable, as of such specified date. The Company and the Owners shall receive at the Closing a certificate dated as of the Closing and executed on behalf of Buyer, certifying in such detail as the Company and the Owners may reasonably require, the fulfillment of the foregoing conditions, and restating and reconfirming as of the Closing all of the covenants, representations and warranties of Buyer contained in this Agreement, specifying in detail the extent of any breaches thereof.

                           (b) DELIVERY OF DOCUMENTS. The Company and the Owners
shall have received all documents and other items to be delivered by Buyer under
SECTION 7.3.

                           (c) NO LEGAL OBSTRUCTION. No injunction, restraining
order or order of any nature shall have been issued by or be pending before any court of competent jurisdiction or any governmental agency challenging the validity or legality of the transactions contemplated hereby or restraining or prohibiting the consummation of such transactions. All Requisite Regulatory Approvals shall be in full force and effect.

                           (d) APPROVAL BY COUNSEL AND ACCOUNTANTS. All actions,
proceedings, instruments and documents reasonably required to carry out this Agreement and all other related legal and accounting matters shall have been reasonably approved as to form and substance by counsel and accountants for the Company and the Owners.


                                   ARTICLE VII
                                     CLOSING

                           7.1 CLOSING. The consummation of the transactions
that are the subject of this Agreement are being closed (the "Closing") at the offices of Fulbright & Jaworski L.L.P., 666 Fifth Avenue, New York, NY 10103 no later than the third business day after the satisfaction or waiver of the conditions to the parties' obligations set forth in ARTICLE VI hereof (other than the delivery of certificates and opinions contemplated to be delivered at the Closing, which shall be delivered at the Closing) or at such other time or place as the parties may mutually agree (the "Closing Date"). In the event that the transactions contemplated hereby have not closed on or before November 30, 1999, and (i) on such date the Company and the Owners on the one hand or Buyer on the other are ready, willing and able to satisfy the conditions precedent to Closing of the other party or parties (the "Ready Party"), and the other party or parties is or are not so ready, willing and able, by no fault of the Ready Party, or (ii) the conditions to a party's obligations set forth in ARTICLE VI hereof are not satisfied (except as a result of a material default or breach of this Agreement by such party) (the "Specified Party"), then the Ready Party or Specified Party may, in addition to any other remedies it may have, terminate this Agreement upon written notice to the others without liability to such other parties; provided, however, that no party may terminate this Agreement under any such circumstance if such party is in material default hereunder.

                  7.2 DELIVERIES BY THE COMPANY AND THE OWNERS. At the Closing, the Company and the Owners shall deliver or cause to be delivered to Buyer:

                           (a) INSTRUMENTS OF CONVEYANCE. All documents
reasonably requested by Buyer for the assignment and transfer of the Membership Interests to Buyer duly executed by the Company and/or the Owners;

                           (b) CONSENTS. Copies of all written consents required
to be obtained by the Company or the Owners in connection with the transactions contemplated by this Agreement and the Transaction Documents, if any, in form and substance reasonably satisfactory to Buyer;

                           (c) OPINION OF COUNSEL. An opinion of counsel for the
Company and the Owners, dated as of the Closing Date;

                           (d) CORPORATE DOCUMENTS. The certificate of formation
of the Company, as heretofore amended, certified by an appropriate official of its jurisdiction of incorporation as being in effect as of a recent date, and the Company's limited liability company agreement certified by an appropriate officer of the Company as in effect at the Closing;

                           (e) CERTIFICATES OF GOOD STANDING. Certificates of
good standing, dated as of a recent date, issued by the Secretary of State of the State of Delaware and of each other jurisdiction in which the Company is qualified to do business;

                           (f) EMPLOYMENT AGREEMENTS. Employment agreements
between Buyer and each of Steven Potter and Michael Castine (the "Employment Agreements"), duly executed by each of Steven Potter and Michael Castine, respectively;

                           (g) ACCOUNTING MATTERS. An opinion of Arthur Andersen
LLP, certified public accountants for the Company, dated as of the Closing Date, in form and substance reasonably satisfactory to Buyer, to the effect that, based upon inquiries and their examination of the financial statements of the Company, they are not aware of any conditions relating to the Company that would preclude the transactions contemplated hereby from being accounted for as a pooling of interests; and

                           (h) OTHER DOCUMENTS. Such other documents and
instruments as Buyer or its counsel or accountants reasonably shall deem necessary to consummate the transactions contemplated hereby.

All documents delivered to Buyer shall be in form and substance reasonably satisfactory to counsel and accountants for Buyer.

                  7.3 DELIVERIES BY BUYER. At the Closing, Buyer will deliver to the Company and/or the Owners, simultaneously with delivery of the items referred to in SECTION 7.2 above:

                           (a) TMP SHARES. Certificates representing the TMP
Shares being issued to the Owners, issued in the name of the Owners;

                           (b) EMPLOYMENT AGREEMENTS. The Employment Agreements
duly executed by Buyer;

                           (c) CERTIFICATES OF GOOD STANDING. Certificates of
good standing, dated as of a recent date, issued by the Secretary of State of the State of Delaware and the State of New York;

                           (d) OPINION OF COUNSEL. An opinion of counsel for
Buyer, dated as of the Closing Date;

                           (e) OTHER DOCUMENTS. Such other documents and
instruments as the Company, the Owners or their counsel or accountants reasonably shall deem necessary to consummate the transactions contemplated hereby.

All documents delivered to the Company and/or the Owners shall be in form and substance reasonably satisfactory to counsel for the Company and the Owners.


                                  ARTICLE VIII
                                OTHER AGREEMENTS

                  8.1 NONCOMPETITION; NONSOLICITATION AND CONFIDENTIALITY.

                           (a) NONCOMPETITION. Each Owner acknowledges that it
has extensive knowledge and a unique understanding of the Business, has been directly involved with the establishment and continued development of the Company's client relations and has had access to the proprietary and confidential information used in the Business. Each Owner further acknowledges that if he or she were to compete, directly or indirectly, with Buyer in the Business following the Closing, great harm would come to Buyer thereby potentially decreasing any value associated with the purchase of the Membership Interests. In furtherance of the sale of the Membership Interests to Buyer hereunder by virtue of the transactions contemplated hereby and to more effectively protect the value of the Membership Interests so sold, each Owner covenants and agrees that, for a period beginning on the Closing Date and ending on the date which is the later of two years after the Closing Date or six months after the date such Owner ceases to be employed by Buyer or an Affiliate of Buyer for any reason, such Owner shall not, directly or indirectly, as employee, agent, consultant, stockholder, director, partner or in any other individual or representative capacity, own, operate, manage, control, engage in, invest in or participate in any manner in, act as a consultant or advisor to, render services for (alone or in association with any person, firm, corporation or entity), or otherwise assist any person or entity that engages in or owns, invests in, operates, manages or controls any venture or enterprise that directly or indirectly engages or proposes to engage in the Business anywhere in or into the United States or the United Kingdom (the "Territory"), other than on behalf of and as an employee of Buyer or an Affiliate of Buyer. Notwithstanding the foregoing, nothing contained in this SECTION 8.1(A) shall prohibit any Owner from owning, directly or indirectly, not more than an aggregate of one percent (1%) of any class of stock of any company which is listed on a national securities exchange or traded in the over-the-counter market. Each Owner acknowledges that the covenants contained in this ARTICLE VIII are essential conditions for Buyer entering into this Agreement without which Buyer would not have entered into this Agreement or have paid the consideration payable by it. Each Owner acknowledges that the restrictions set forth herein are reasonable, valid and necessary for the protection of the legitimate interest of Buyer.

                           (b) NONSOLICITATION. Without limiting the provisions
of SECTION 8.1(A) hereof, each Owner agrees that, for a period beginning on the Closing Date and ending on the date which is the later of four years after the Closing Date or two years after the date such Owner ceases to be employed by Buyer or an Affiliate of Buyer for any reason, such Owner shall not, directly or indirectly, as employee, agent, consultant principal or otherwise (i) solicit any Business from, provide any services related to the Business to, in any way transact or seek to transact any Business with or otherwise seek to influence or alter the relationship between Buyer or any of its Affiliates with any person or entity both (x) to whom the Company, Buyer or any of their respective Affiliates provided services at any time during the one year period preceding the date such Owner ceases to be employed by Buyer or an Affiliate of Buyer, or to whom the Company, Buyer or any of their respective Affiliates made a presentation at any time during the six month period preceding such date, and (y) with whom such Owner or any employee or consultant reporting to such Owner has or had any involvement or interaction while an employee of the Company, Buyer or any of their respective Affiliates, including, without limitation, in the context of marketing, recruiting, client development or provision of services, or (ii) employ or solicit for employment or other services or otherwise seek to influence or alter the relationship between the Company or any of its Affiliates with any person who is or was an employee of the Company, Buyer or any of their respective Affiliates at any time during the one year period preceding the date such Owner ceases to be employed by the Company, Buyer or an Affiliate of Buyer, other than on behalf of and as an employee of the Company, Buyer or an Affiliate of Buyer.

                           (c) CONFIDENTIALITY. After the Closing, each Owner
shall strictly maintain the confidentiality of all information, documents and materials relating to the Company, the Business, the assets of the Business, Buyer or the transactions contemplated by this Agreement, including without limitation the existence of this Agreement and the terms thereof, except to the extent disclosure of any such information is required by law or authorized by Buyer or reasonably occurs in connection with disputes over the terms of this Agreement. In the event that such Owner reasonably believes after consultation with counsel that he or she is required by law to disclose any confidential information described in this SECTION 8.1(C), such Owner will, to the extent practicable, (i) provide Buyer with prompt notice before such disclosure in order that Buyer may attempt to obtain a protective order or other assurance that confidential treatment will be accorded to confidential information, and
(ii) cooperate with Buyer in attempting to obtain such order or assurance. The provisions of this SECTION 8.1(C) shall not apply to any information, documents or materials which are in the public domain or shall come into the public domain, other than by reason of default by such Owner or becomes known in the industry through no wrongful act on the part of such Owner.

                           (d) REMEDIES. Without limiting the right of Buyer to
pursue all other legal and equitable rights available to it, including without limitation, damages for the actual or threatened violation of this SECTION 8.1 by any Owner or any of his or her Affiliates, it is agreed that other remedies cannot fully compensate Buyer for such a violation and that Buyer shall be entitled to injunctive relief and/or specific performance to prevent violation or continuing violation thereof, without the necessity of showing actual monetary damages. It is the intent and understanding of each party hereto that if, in any action before any court or agency legally empowered to enforce this
SECTION 8.1, any term, restriction, covenant or promise in this SECTION 8.1 is found to be unreasonable and for that reason unenforceable, then such term, restriction, covenant or promise shall be deemed modified to the extent necessary to make it enforceable by such court or agency.

                  8.2 TRADING PROHIBITION. The Company and the Owners hereby acknowledge that the transactions contemplated hereby and information disclosed and to be disclosed to the Company, the Owners and their representatives may, from time to time, constitute or include material non-public information concerning Buyer. The Company and the Owners acknowledge that they are aware, and that they have advised and will continue to advise all employees and representatives of the Company or the Owners to whom the existence of this transaction or any such information has been or may be disclosed that (i) the federal securities laws may prohibit a person who has material, non-public information from purchasing or selling securities of any company to which such information relates and (ii) material non-public information shall not be communicated to any other person except as expressly permitted by this Agreement. Between the date of this Agreement and the Closing neither the Company nor any Owner will acquire any shares of TMP Common Stock, except that the Owners may acquire the TMP Shares at Closing as contemplated herein. No Owner will in any way sell, transfer or assign any Membership Interests owned by such Owner or the TMP Shares to be acquired by such Owner hereunder, or reduce his or her risk or commit to reduce his or her risk with respect to the Membership Interests owned by such Owner or TMP Shares to be acquired by such Owner hereunder, whether by entering into a put, collar, option, margin or other arrangement, until, in the case of TMP Shares, after the publication of financial results of Buyer covering at least 30 days of post-Closing combined operations of Buyer, including the Business, in a filing with the SEC, except in accordance with Accounting Series Release No.
135, as amended by Staff Accounting Bulletins Nos. 65 and 76.

                  8.3 SURVIVAL OF REPRESENTATION AND WARRANTIES. All of the representations and warranties set forth in this Agreement or in any of the Transaction Documents shall survive the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, regardless of any investigation, inquiry or examination made for or on behalf of or any knowledge of Buyer, the Company or any Owner or any of their respective Affiliates, officers, directors, managers, employees, agents, or representatives or the acceptance by any of them of any certificate or opinion for the applicable period of time set forth in the following sentences. Any representations, warranties or portions thereof the breach of or misrepresentation with respect to which would be expected to be encountered or discerned in Buyer's audit of the financial statements containing combined operations of Buyer, including the Business, for the fiscal year in which the Closing occurs shall survive until the date Buyer's independent certified public accountants issue their final report and opinion on such audit. Any other representations, warranties or portions thereof shall survive for a period of one year after Closing.

                  8.4 COOPERATION AFTER THE CLOSING. Buyer, the Company and the Owners will, at any time, and from time to time, after the Closing Date, execute and deliver such further instruments of conveyance and transfer and take such additional action as may be reasonably necessary to effect, consummate, confirm or evidence the transactions contemplated by this Agreement and the Transaction Documents.

                  8.5      REGISTRATION OF TMP SHARES.

                           (a) REGISTRATION. Buyer shall, for the benefit of the
Owners, at Buyer's expense, (i) use its best efforts to cause to be filed within 120 days after the Closing Date with the SEC a resale registration statement on Form S-3 or any other appropriate or available form (the "Registration Statement") to register the TMP Shares held by the Owners, (ii) use its best efforts to cause such Registration Statement to be declared effective under the Securities Act by the SEC as soon thereafter as practicable and (iii) use commercially reasonable efforts to keep such Registration Statement effective until the first anniversary of the Closing Date, in each case subject to Buyer obtaining the necessary accountants' consents and its ability to comply with applicable securities laws (including those pertaining to Form S-1 or S-3, as applicable). Each Owner hereby agrees to furnish to Buyer all information with respect to such Owner necessary to make the disclosure in the Registration Statement with respect to such Owner not materially misleading. Buyer will, in the event that the Registration Statement is declared effective, provide to the Owners and to their counsel, a reasonable number of copies of the prospectus which is a part of the Registration Statement and notify the Owners when the Registration Statement has become effective. Buyer further agrees, if necessary, to use commercially reasonable efforts to supplement or amend the Registration Statement, if required by the rules, regulations or instructions applicable to the registration form used by Buyer for such Registration Statement or by the Securities Act or by any other rules and regulations thereunder for resale registrations, and Buyer agrees to furnish to the Owners copies of any such supplement or amendment promptly after its being used or filed with the SEC, in each case subject to Buyer obtaining the necessary accountants' consents and its ability to comply with applicable securities laws (including those pertaining to Form S-1 or S-3, as applicable).

                           (b) Buyer shall cause (other than information
required to be supplied by the Owners pursuant to this SECTION 8.5) the Registration Statement and any related prospectus and any amendment or supplement thereto to comply in all material respects with the applicable requirements of the Securities Act and the rules and regulations of the SEC thereunder.

                           (c) Buyer shall use its commercially reasonable best
efforts to obtain the withdrawal as soon as practicable of any order suspending the effectiveness of the Registration Statement.

                           (d) Buyer will comply with all rules and regulations
of the SEC to the extent and so long as they are applicable to any registration of the TMP Shares pursuant to the Securities Act and will make generally available to its security holders (or otherwise provide in accordance with Section 11(a) of the Securities Act) an earnings statement satisfying the provisions of Section 11(a) of the Securities Act no later than 45 days after the end of a 12-month period (or 90 days, if such period is a fiscal year) beginning with the first month of Buyer's first fiscal quarter commencing after the effective date of the Registration Statement, which earnings statement shall cover such 12-month period.

                           (e) Buyer will use its commercially reasonable best
efforts to cause the TMP Shares to be sold pursuant to the Registration Statement to be listed on the Nasdaq National Market or any other securities exchanges or markets on which shares of TMP Common Stock are then listed.

                           (f) INDEMNIFICATION AND CONTRIBUTION. (i) In the event of a registration of any of the TMP Shares under the Securities Act pursuant to this SECTION 8.5, Buyer will indemnify and hold harmless each Owner against any losses, claims, damages or liabilities, joint or several, to which such Owner may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each such Owner for any legal or other expenses reasonably incurred by such Owner in connection with investigating or defending any such loss, claim, damage, liability or action; PROVIDED, HOWEVER, that Buyer will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based solely upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished in writing by such Owner specifically for use in such Registration Statement.

                               (ii) In the event of a registration of any of the TMP Shares under the Securities Act pursuant to this SECTION 8.5, each Owner of such TMP Shares registered thereunder, severally and not jointly, will indemnify and hold harmless Buyer, each person, if any, who controls Buyer within the meaning of the Securities Act, each officer of Buyer who signs the registration statement, each director of Buyer, each underwriter and each person who controls any underwriter within the meaning of the Securities Act, against all losses, claims, damages or liabilities, joint or several, to which Buyer or such officer, director, underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such loses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse Buyer and each such officer, director, underwriter and controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; PROVIDED, HOWEVER, that such Owner will be liable hereunder in any such case if and only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement of a material fact or omission or alleged omission of a material fact made in reliance upon and in conformity with information pertaining to such Owner furnished in writing to Buyer by such Owner specifically for use in the Registration

         Statement; and PROVIDED FURTHER, HOWEVER, that the liability of each Owner hereunder shall not in any event exceed the value of his TMP Shares covered by such Registration Statement. The procedure for any indemnification claims under this SECTION 8.5(F) shall be as set forth in SECTION 9.3 hereof.

                               (iii) In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (1) any indemnified party exercising rights under this Agreement makes a claim for indemnification pursuant to this SECTION 8.5(F) but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this SECTION 8.5 provides for indemnification in such case, (2) contribution under the Securities Act may be required on the part of any such Owner in circumstances for which indemnification is provided under this SECTION 8.5, or (3) the indemnification provided for by this SECTION 8.5 is insufficient to hold harmless an indemnified party, other than by reason of the exceptions provided therein, then, and in each such case, Buyer and the Owners will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) (x) in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party on the other or (y) if the allocation provided by clause (x) above is not permitted by applicable law, or provides a lesser sum to the indemnified party than the amount hereinafter calculated, in such proportion as is appropriate to reflect not only the relative fault referred to in clause (x) above but also the relative benefits received by the indemnifying party and the indemnified party from the registration of the securities as well as the statements or omissions which resulted in such losses, claims, damages or liabilities and any other relevant equitable considerations. No Owner will be required to contribute any amount in excess of the value of his TMP Shares covered by such Registration Statement and no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

                           (g) Notwithstanding the foregoing, the Owners agree
that upon Buyer's notice at any time or from time to time during the time a prospectus relating to the TMP Shares proposed to be sold by the Owners is required to be delivered under the Securities Act of the happening of any event as a result of which in Buyer's opinion the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, the Owners will forthwith discontinue their disposition of TMP Shares pursuant to the Registration Statement until the time of their receipt of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such TMP Shares, such prospectus shall not include in Buyer's opinion an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing. It is understood and agreed that, after the Registration Statement has been declared effective, its effectiveness may be suspended on one or more occasions for up to an aggregate of 90 days, provided that no single suspension of such effectiveness shall be in effect for more than 45 consecutive days if, in the reasonable opinion of the Board of Directors of Buyer, there exists non-public information that should not be disclosed.

                           (h) For so long as Buyer is subject to the reporting
requirements of Section 13 or 15 of the Exchange Act and any of the TMP Shares are not freely tradable, Buyer will use its best efforts to file the reports required to be filed by it under the Securities Act and Section 13(a) or 15(d) of the Exchange Act and the rules and regulations adopted by the SEC thereunder, or, if it ceases to be so required to file such reports, it will, upon the request of the Owners (i) make publicly available such information as is necessary to permit sales of securities of Buyer pursuant to Rule 144 under the Securities Act and (ii) take such further action that is reasonable in the circumstances, in each case, to the extent required from time to time to enable the Owners to sell their TMP Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 under the Securities Act, as such rule may be amended from time to time, or any similar rules or regulations hereafter adopted by the SEC.

                  8.6 CLOSING DATE FINANCIALS. SCHEDULE 3.8 shall be deemed amended to include the Closing Date Financials upon receipt thereof by Buyer from the Owners in accordance with SECTION 2.2.


                                   ARTICLE IX
                                 INDEMNIFICATION

                  9.1 INDEMNIFICATION BY THE OWNERS. From and after the Closing, the Owners jointly and severally agree to indemnify, defend and save Buyer and its Affiliates, and each of their respective officers, directors, employees, agents, Employee Benefit Plans and fiduciaries, plan administrators or other parties dealing with any such plans (each, an "Indemnified Buyer Party"), harmless from and against, and to promptly pay to an Indemnified Buyer Party or reimburse an Indemnified Buyer Party for, any and all liabilities (whether contingent, fixed or unfixed, liquidated or unliquidated, or otherwise), obligations, deficiencies, demands, claims, suits, actions, or causes of action, assessments, losses, costs, expenses, interest, fines, penalties, actual damages, punitive damages paid or owed to any third party, or costs or expenses of any and all investigations, proceedings, judgments, environmental analyses, remediations, settlements and compromises (including reasonable fees and expenses of attorneys, accountants and other experts incurred by any indemnified party in any action or proceeding between such indemnified party and the indemnitor or between any indemnified party and any third party or otherwise) (individually a "Loss" and collectively, the "Losses") sustained or incurred by any Indemnified Buyer Party relating to, resulting from, arising out of or otherwise by virtue of (i) any misrepresentation or breach of a representation or warranty made herein by the Company or any Owner (provided that, for purposes of this SECTION 9.1, with respect to the representations and warranties made in
SECTION 3.15, the
reserve for doubtful accounts reflected on the Closing Balance Sheet shall be deemed to be $300,000), (ii) any non-compliance with or breach by the Company or any Owner, or any of their respective Affiliates, of any of their respective covenants or agreements contained in this Agreement or the Transaction Documents to be performed by the Company, any Owner, or any of their respective Affiliates, or (iii) any allegations by a third party that is not an Indemnified Buyer Party which, if true, would constitute a misrepresentation or breach of a representation or warranty made herein by the Company or any Owner or non-compliance with or breach by the Company or any Owner, or any of their respective Affiliates of any of their respective covenants or agreements contained in this Agreement or the Transaction Documents to be performed by the Company or any Owner or any of their respective Affiliates; it being understood and agreed that, in all cases, each of Steven B. Potter and Michael P. Castine (and no other Owners) shall be severally liable hereunder for any such non-compliance or breach of their respective Employment Agreements).

                  9.2 INDEMNIFICATION BY BUYER. From and after the Closing, Buyer agrees to indemnify, defend and save the Company, the Owners and their respective Affiliates, and each of their respective managers, employees, agents, Employee Benefit Plans and fiduciaries, plan administrators or other parties dealing with such plans (each, an "Indemnified Seller Party") harmless from and against, and to promptly pay to an Indemnified Seller Party or reimburse an Indemnified Seller Party for, any and all Losses sustained or incurred by any Seller Indemnified Party relating to, resulting from, arising out of or otherwise by virtue of (i) any misrepresentation or breach of a representation or warranty made herein by Buyer, (ii) any non-compliance with or breach by Buyer or any of its Affiliates of any of the covenants or agreements contained in this Agreement or the Transaction Documents to be performed by Buyer or any of its Affiliates, or (iii) any allegations by a third party that is not an Indemnified Seller Party which, if true, would constitute a misrepresentation or breach of a representation or warranty made herein by Buyer or non-compliance with or breach by Buyer or any of its Affiliates of any of their respective covenants or agreements contained in this Agreement or the Transaction Documents to be performed by Buyer or any of its Affiliates.

                  9.3 PROCEDURE FOR INDEMNIFICATION. The following procedure shall apply to the foregoing agreements to indemnify and hold harmless:

                           (a) The party who is seeking indemnification (the
"Claimant") shall give written notice to the party from whom indemnification is sought (the "Indemnitor") promptly after the Claimant learns of the claim or proceeding, provided that the failure to give such notice shall not relieve the Indemnitor of its obligations hereunder except to the extent it is actually damaged thereby.

                           (b) With respect to any third-party claims or
proceedings as to which the Claimant is entitled to indemnification, if the Indemnitor should acknowledge in writing to the Claimant that the Indemnitor shall be obligated to indemnify the Claimant hereunder in connection with such third-party claim or proceeding, then the Indemnitor shall have the right to select and employ counsel of its own choosing to defend against any such claim or proceeding, to assume control of the defense of such claim or proceeding, and to compromise, settle or otherwise dispose of the same, if the Indemnitor deems it advisable to do so, all at the expense of the Indemnitor. The parties will fully cooperate in any such action, and shall make available to each other any books or records useful for the defense of any such claim or proceeding. If the Indemnitor does not notify the Claimant within fifteen (15) days after receipt of the Claimant's notice of a claim of indemnity hereunder that Indemnitor elects to undertake the defense thereof, the Claimant shall have the right to undertake, at Indemnitor's cost, risk and expense, the defense, compromise or settlement of the claim but shall not thereby waive any right to indemnity therefore pursuant to this Agreement. The Claimant may elect to participate in the defense of any such third party claim, and may, at its sole expense, retain separate counsel in connection therewith. Subject to the foregoing, in all cases, (i) the Claimant shall not settle or compromise any such third party claim without the prior written consent of the Indemnitor and (ii) the Indemnitor shall not settle or compromise any such third party claim without the prior written consent of the Claimant, in each case of (i) and (ii) which consent shall not be unreasonably withheld.

                  9.4      LIMITATION ON INDEMNIFICATION RIGHTS.

                           (a) Subject to the provisions of SECTIONS 9.4(B) and
9.4(C) below it is understood and agreed that no claim for recovery of indemnifiable damages may be asserted based on a representation, warranty or applicable portion thereof set forth in this Agreement or the Transaction Documents after it has been extinguished in accordance with SECTION 8.3 hereof. The date on which a claim would be extinguished in accordance with SECTION 8.3 but for the provisions of this SECTION 9.4 is sometimes referred to as the "Expiration Date" of such claim.

                           (b) In order to ensure that the transactions
contemplated by this Agreement and the Transactions Documents qualify for treatment as a pooling of interests, the parties agree that any dispute, disagreement or controversy between any party relating to a warranty or representation or applicable portion thereof set forth in this Agreement or Transaction Documents that is not resolved by the applicable Expiration Date shall promptly be submitted to the American Arbitration Association to be resolved by binding arbitration in accordance with their rules. The place of arbitration shall be New York, New York. The arbitration tribunal shall be composed of three arbitrators, one of which shall be appointed by Buyer within ten business days of the applicable Expiration Date and one of whom shall be appointed by the other party or parties to the dispute, disagreement or controversy within ten business days of the applicable Expiration Date and one of whom shall be appointed by such two arbitrators within 15 business days of the applicable Expiration Date. The arbitrators will be directed to and shall resolve such dispute, disagreement or controversy on the basis of the information provided to them or soon as practicable and, in any event, by the applicable Expiration Date.

                           (c) Notwithstanding anything to the contrary
contained in this Agreement, neither the Indemnified Buyer Parties, on the one hand, nor the Indemnified Seller Parties, on the other hand, shall be entitled to be indemnified pursuant to SECTIONS 9.1 or 9.2 or any other provision hereof unless and until the aggregate of all Losses incurred by Indemnified Buyer Parties or the

Indemnified Seller Parties, as the case may be, exceeds $50,000, at which time the indemnifying party shall be obligated to indemnify the indemnified party for all Losses and not merely Losses in excess of such $50,000. In addition, the aggregate maximum amount of Losses for which the Owners shall be liable pursuant to SECTION 9.1 hereof shall be the Purchase Price, and in no event shall any Owner be liable for any Losses in excess of his or her pro rata share of the Purchase Price.

                  9.5 WAIVER OF CLAIMS. Without in any way limiting the obligations of the Owners under this Agreement, the Owners hereby expressly and irrevocably waive any rights of contribution, subrogation, recoupment, counterclaim or set-off that the Owners may have against the Company or Buyer.

                  9.6 SOLE REMEDY FOR DAMAGES. Subject to the provisions of the next sentence of this SECTION 9.6, the indemnification obligations of the parties set forth in this ARTICLE IX shall constitute the sole and exclusive remedy of the parties for the recovery of money damages with respect to any and all matters arising out of this Agreement. Notwithstanding the foregoing, the terms of this SECTION 9.6 shall not be construed as limiting in any way whatsoever any remedy to which any party may be entitled other than the recovery of money damages, including but not limited to equitable remedies, specific performance, injunctive relief and rescission.


                                    ARTICLE X
                                  MISCELLANEOUS

                  10.1 NOTICES, CONSENTS, ETC. Any notices, consents or other communication required to be sent or given hereunder by any of the parties shall in every case be in writing and shall be deemed properly served if (a) delivered personally, (b) delivered by registered or certified mail, in all such cases with first class postage prepaid, return receipt requested, (c) delivered by courier, at the addresses as set forth below or at such other addresses as may be furnished in writing. All such notices and communications shall be deemed received upon the actual delivery thereof in accordance with the foregoing.

                  (a)      If to the Company or the Owners prior to the Closing:

                           Highland Search Group L.L.C.
                           565 Fifth Avenue, 22nd Floor
                           New York, NY 10017
                           Attn: Mr. Steven Potter
                                    with a copy to:

                           Latham & Watkins
                           885 Third Avenue, Suite 100
                           New York, NY 10022
                           Attn: William Voge, Esq.
                                 Denise Ben-Attar, Esq.

                  (b) If to the Owners after the Closing, at the addresses set forth on SCHEDULE A, with a copy to:

                           Latham & Watkins
                           885 Third Avenue, Suite 100
                           New York, NY 10022
                           Attn: William Voge, Esq.
                                 Denise Ben-Attar, Esq.

                  (c) If to Buyer or, after the Closing, the Company:

                           TMP Worldwide Inc.
                           1633 Broadway
                           33rd Floor
                           New York, NY  10019
                           Attn: Mr. Andrew J. McKelvey

                                    with copies to:

                           TMP Worldwide Inc.
                           1633 Broadway
                           33rd Floor
                           New York, NY  10019
                           Attn: Myron Olesnyckyj, Esq.

                                    and

                           Fulbright & Jaworski L.L.P.
                           666 Fifth Avenue
                           New York, NY 10103
                           Attn: Gregg J. Berman, Esq.
                                 Charles S. Lee, Esq.

                  10.2 SEVERABILITY. The unenforceability or invalidity of any provision of this Agreement shall not affect the enforceability or validity of any other provision which shall remain in full force and effect and be enforceable to the fullest extent permitted by law.

                  10.3 AMENDMENT AND WAIVER. This Agreement may not be amended orally. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other breach.

                  10.4 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same agreement.

                  10.5 EXPENSES. The Company and/or the Owners shall pay all costs and expenses incurred or to be incurred by the Company and the Owners and the Buyer shall pay all costs and expenses incurred or to be incurred by it, in each case, in negotiating and preparing this Agreement and in closing and carrying out the transactions contemplated by this Agreement and the Transaction Documents, including without limitation all legal and accounting fees and expenses and fees and expenses relating to the preparation of the Financial Statements, if applicable.

                  10.6 GOVERNING LAW. This Agreement shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Agreement shall be governed by, the laws of the State of New York without giving effect to provisions thereof regarding conflicts of law.

                  10.7 HEADINGS. The subject headings of Articles and Sections of this Agreement are included for purposes of convenience only and shall not affect the construction or interpretation of any of its provisions.

                  10.8 ASSIGNMENT. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned or delegated any party hereto in any manner whatsoever, whether directly or by operation of law or otherwise, without the prior written consent of the other party hereto.

                  10.9 DEFINITIONS. For purposes of this Agreement, the following terms have the meaning set forth below:

                       "AFFILIATE" shall have the meaning ascribed to that term in Rule 405 of the Securities Act of 1933, as amended.

                       "BUSINESS" shall be a collective reference to any and all aspects of the executive search business conducted or proposed to be conducted by the Company.

                       "CODE" means the Internal Revenue Code of 1986, as amended.

                       "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                       "LIENS" means any liens, claims, mortgages, charges, security interests, pledges or other encumbrances or adverse claims or interests of any nature.

                       "MATERIAL ADVERSE EFFECT" or "MATERIAL ADVERSE CHANGE" or a similar phrase means, with respect to any entity, (a) any material adverse effect on or change with respect to (i) the business, operations, assets (taken as a whole), liabilities (taken as a whole), condition (financial or otherwise) or results of operations of such entity and its subsidiaries, taken as a whole, or (ii) the right or ability of such entity to consummate any of the transactions contemplated hereby or by any of the Transaction Documents or (b) any event or condition which, with the passage of time, would reasonably be expected to constitute a "Material Adverse Effect" on or "Material Adverse Change" with respect to such entity; PROVIDED, HOWEVER, that "Material Adverse Effect" or "Material Adverse Change" shall not include any adverse effect or change in national economic conditions or industry conditions generally.


                       "PERMITTED LIENS" shall mean (a) liens for Taxes or governmental charges or claims (i) not yet due and payable or (ii) being contested in good faith, if a reserve or other appropriate provision, if any, as shall be required by generally accepted accounting principles shall have been made therefor, (b) statutory liens of landlords, liens of carriers, warehouse persons, mechanics and material persons and other liens imposed by law incurred in the ordinary course of business for sums (i) not yet due and payable or (ii) being contested in good faith, if a reserve or other appropriate provision, if any, as shall be required by generally accepted accounting principles shall have been made therefor, (c) liens incurred or deposits made in connection with workers' compensation, unemployment insurance and other similar types of social security programs or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return of money bonds and similar obligations, in each case in the ordinary course of business, consistent with past practice, (d) purchase money liens incurred in the ordinary course of business, consistent with past practice, and (e) easements, rights-of-way, restrictions and other similar charges or encumbrances, in each case, which do not interfere with the ordinary conduct of Business and do not materially detract from the value of the property upon which such encumbrance exists.

                       "PLAN AFFILIATE" means any person or entity with which the Company constitutes all or part of a controlled group of corporations, a group of trades or businesses under common control or an affiliated service group, as each of those terms is defined in Section 414 of the Code or Section 4001(a) of ERISA.

                       "TAX" AND "TAXES" includes any federal, state, local or foreign income, gross receipts, capital, franchise, import, goods and services, value added, sales and use, estimated, alternative minimum, add-on minimum, sales, use, transfer, registration, excise, natural resources, severance, stamp, occupation, premium, windfall profit, environmental, customs, duties, real property, personal property, capital stock, social security, unemployment, disability, payroll, license, employee withholding, or other tax, of any kind whatsoever, including any interest, penalties or additions to tax or additional amounts in respect of the foregoing; the foregoing shall include any transferee or secondary liability for a Tax and any liability assumed by agreement or arising as a result of being (or ceasing to be) a shareholder of any Affiliated group, as defined in Section 1504 of the Code (or being included (or required to be included) in any Tax Return relating thereto).

                       "TAX RETURNS" means returns, declarations, reports, claims for refund, information returns or other documents (including any related or supporting Schedules, statements or information) filed or required to be filed in connection with the determination, assessment or collection of any Taxes of any party or the administration of any laws, regulations or administrative requirements relating to any Taxes.

                  10.10 ENTIRE AGREEMENT. This Agreement, the Transaction Documents, and the documents, schedules and exhibits described herein or attached or delivered pursuant hereto and the Confidentiality Agreement executed by Buyer and the Company as of July 15, 1999 (the "Confidentiality Agreement") collectively constitute the sole and only agreement among the parties with respect to the subject matter hereof. Any agreements, representations or documentation respecting the transactions contemplated by this Agreement, including without limitation, any correspondence, discussions or course of dealing (including but not limited to the letter agreement between Buyer and the Company dated September 7, 1999), which are not expressly set forth in this Agreement, the Transaction Documents, or the documents, schedules and exhibits described herein or attached or delivered pursuant hereto or are null and void, it being understood that no party has relied on any representation not set forth in this Agreement, the Transaction Documents or the documents, schedules and exhibits described herein or attached or delivered pursuant hereto. It is expressly understood and agreed that upon Closing, the Confidentiality Agreement shall automatically be rendered null and void to the same extent as if it were never executed.

                  10.11 THIRD PARTIES. Except as expressly set forth in SECTION
8.5 or ARTICLE IX of this Agreement, nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person or entity, other than the parties to this Agreement and their respective permitted successors and assigns, any rights or remedies under or by reason of this Agreement.

                  10.12 INTERPRETATIVE MATTERS. Unless the context otherwise requires, (a) all references to Articles, Sections or Schedules are to Articles, Sections or Schedules in this Agreement, and (b) words in the singular or plural include the singular and plural, pronouns stated in either the masculine, the feminine or neuter gender shall include the masculine, feminine and neuter, and
(d) the term "including" shall mean by way of example and not by way of limitation.

                  10.13 DEFAULT. The mere lapse of time for performing any obligation or covenant contained herein shall serve to put the party who is obliged to perform or fulfill such obligation or covenant in default, without any notice or demand being required therefor.

                        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                         TMP WORLDWIDE INC.


                                         By: /s/ Thomas G. Collison
                                            ------------------------------------
                                            Name: Thomas G. Collison
                                            Title: Vice Chairman and Secretary


                                         HIGHLAND SEARCH GROUP L.L.C.


                                         By: /s/ James Cervone
                                            ------------------------------------
                                            Name: James Cervone
                                            Title: Chief Financial Officer and
                                                   Chief Administrative Officer


                                         /s/ Steven B. Potter
                                         ---------------------------------------
                                                  Steven B. Potter


                                         /s/ Georges L. Holzberger
                                         ---------------------------------------
                                                  Georges L. Holzberger


                                         /s/ James L. Phillips
                                         ---------------------------------------
                                                  James L. Phillips


                                         /s/ Michael P. Castine
                                         ---------------------------------------
                                                  Michael P. Castine


                                         /s/ Michael E. Liebowitz
                                         ---------------------------------------
                                                  Michael E. Liebowitz


                                         /s/ James Cervone
                                         ---------------------------------------
                                                  James Cervone

                                   SCHEDULE A


   NAME AND ADDRESS OF OWNER                           MEMBERSHIP INTERESTS

   Steven B. Potter                                           29.00%
   95 Grumman Hill Road
   Wilton, CT 06897


   Georges L. Holzberger                                      11.50%
   736 Silvermine Road
   New Canaan, CT 06840


   James L. Phillips                                          16.00%
   92 Five Mile River Road
   Darien, CT 06820


   Michael P. Castine                                         22.00%
   7 Homestead Road
   Darien, CT 06820


   Michael E. Liebowitz                                       17.50%
   Eastbourne Apartments, Apt. 1A
   36 Stoneleigh Plaza
   Bronxville, New York 10708


   James Cervone                                              4.00%
   425 East 86th Street, 8E
   New York, New York 10028


                                      -44-